LAS VEGAS SANDS, INC., VENETIAN CASINO RESORT, LLC
                  and GRAND CANAL SHOPS MALL CONSTRUCTION, LLC

                                CREDIT AGREEMENT

               This CREDIT AGREEMENT is dated as of November 14, 1997 and entered into by and among LAS VEGAS SANDS, INC. ("LVSI"), a Nevada corporation, VENETIAN CASINO RESORT, LLC ("Venetian"), a Nevada limited liability company, GRAND CANAL SHOPS MALL CONSTRUCTION, LLC ("Mall Construction Subsidiary"), a Delaware limited liability company, as joint and several obligors (each of LVSI, Venetian and Mall Construction Subsidiary, "a Borrower" and, collectively, the "Borrowers"), and GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation ("Lender").

                                R E C I T A L S

               WHEREAS, Borrowers propose to develop and own the Project (such defined term and other defined terms used in these Recitals shall have the meanings given in subsection 1.1 of this Agreement), including the Mall;

               WHEREAS, Borrowers desire to finance the development and construction of the Project with (i) equity contributions to Borrowers from Adelson in an aggregate amount of $320,000,000 consisting of the Real Estate Contribution (approximately 14 acres of which will be released to the Phase II Subsidiary upon the completion of a subdivision of such land) and cash, (ii) proceeds of the issuance of senior secured Mortgage Notes in an aggregate principal amount of not less than $425,000,000, (iii) proceeds of the issuance of Senior Subordinated Notes of approximately $90,000,000, (iv) the proceeds of the Bank Credit Facility in an aggregate principal amount of not less than $170,000,000, (v) the proceeds of an equipment finance loan from the FF&E Lenders of not less than approximately $98,000,000 to finance furniture, fixtures and equipment (including, without limitation, gaming equipment and power station equipment) a portion of which may be financed on an interim basis with proceeds of the revolving loan portion of the senior secured credit facilities contemplated by the Bank Credit Facility, (vi) the proceeds of a contribution from a joint venture between Atlantic Thermal Systems, Inc., and Pacific Enterprises Energy Services, in an amount up to approximately $70,000,000 as necessary to purchase, construct and install (x) certain equipment that will be located at or used in connection with the heating, ventilation and air conditioning facility for the Project and (y) certain equipment that will be part of the Project's mechanical or electrical systems; and (vii) the senior secured credit facilities contemplated hereby;

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               WHEREAS, Borrowers desire that Lender extend the senior secured credit facilities contemplated hereby to Borrowers to provide a portion of the financings necessary to develop and construct the Project;

               WHEREAS, subject to the terms and conditions hereof Lender is willing to extend such senior secured credit facilities to Borrowers, the proceeds of which will be used, together with certain proceeds of the other financing sources described above, to fund the development and construction of the Project;

               WHEREAS, Borrowers desire to secure all of the Obligations hereunder and under the other Loan Documents by granting to Lender, a Lien on the Collateral; and

               WHEREAS, Mall Intermediate Holding Company, LLC, a subsidiary of Venetian, shall guaranty the Obligations pursuant to Mall Intermediate Holding Guaranty.

               NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers and Lender agree as follows:

Section 1.     DEFINITIONS

1.1     Certain Defined Terms.

               The following terms used in this Agreement shall have the following meanings:

               "Additional Billboard Space" shall have the meaning assigned that term in the Cooperation Agreement.

               "Adelson" means Sheldon G. Adelson, an individual.

               "Adelson Completion Guaranty" means that certain Completion Guaranty executed and delivered by Adelson on the Closing Date.

               "Adelson Contributions" means the Real Estate Contribution and the Adelson Equity Contribution.

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               "Adelson Equity Contribution" means the cash equity contribution received by Venetian from Adelson or his Affiliates in existence on the date hereof in the aggregate amount of $95,000,000.

               "Adelson Guaranty" means that certain Guaranty in favor of Lender executed and delivered by Adelson on the Closing Date, substantially in the form of Exhibit A hereto.

               "Adelson Intercreditor Agreement" means the Intercreditor Agreement (Adelson) dated as of November 14, 1997 among Adelson, Venetian, Mall Construction Subsidiary, Bank Agent, Mortgage Notes Indenture Trustee, the Subordinated Notes Indenture Trustee and Lender in substantially the form of Exhibit B hereto.

               "Adjustable Rate" means the sum of (i) the Current Index plus
(ii) the Margin.

               "Advance Confirmation Notice" shall have the meaning assigned that term in the Disbursement Agreement.

               "Advance Request" shall have the meaning assigned that term in the Disbursement Agreement.

               "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

               "Agreement" means this Credit Agreement dated as of November 14, 1997.

               "Applicable Tax Percentage" means the highest aggregate effective marginal rate of federal, state and local income tax or, when applicable, alternative minimum tax, to which any direct or indirect member or S corporation shareholder of Borrowers subject to the highest marginal rate of tax would be subject in the relevant year of determination (as certified to Lender by a nationally recognized tax accounting firm), taking into account only that member's or S corporation shareholder's share of income and deductions attributable to its interest in Borrowers.

               "Approved Equipment Funding Commitment" shall have the meaning assigned that term in the Disbursement Agreement.

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               "Asset Sale" means the sale by a Borrower or any of its
Subsidiaries to any Person of (i) any of the stock of any of such Person's Subsidiaries, (ii) substantially all of the assets of any division or line of business of a Borrower or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of a Borrower or any of its Subsidiaries (other than (a) inventory or goods (other than equipment) sold in the ordinary course of business, (b) any other assets to the extent that the aggregate fair market value of such assets sold during any Fiscal Year is less than or equal to $5,000,000) or (c) any transfers or dispositions permitted by clauses (iv) through (xvii) inclusive of subsection 6.6.

               "Assignment Agreement" means an Assignment Agreement in substantially the form of Exhibit C hereto.

               "Bank Agent" means Scotiabank, as administrative agent under the Bank Credit Agreement, and any successor thereto.

               "Bank Credit Agreement" means the credit agreement dated as of the Closing Date among LVSI, Venetian, the Bank Agent, Goldman Sachs Credit Partners L.P. and the Bank Lenders.

               "Bank Credit Facility" means the credit facility in an aggregate amount of $170,000,000 to be made available to Borrowers by the Bank Lenders under the Bank Credit Agreement.

               "Bank Lenders" means the financial institutions from time to time parties to the Bank Credit Agreement as lenders.

               "Bank Notes" means the promissory notes issued by Borrowers pursuant to the Bank Credit Facility.

               "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

               "Billboard" means B.L. of Las Vegas, Inc., a Nevada corporation.

               "Billboard Master Lease" means that certain Lease Agreement dated November 14, 1997 between Venetian and Mall Construction Subsidiary pursuant to which the Mall Construction Subsidiary is leasing from Venetian the Additional Billboard Space.

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               "Billboard Operating Lease" means that certain restaurant lease dated June 26, 1997 between Venetian and Billboard as assigned by Venetian to Mall Construction Subsidiary prior to the Closing Date (together with all assignments, modifications, amendments, rights and addenda thereto).

               "Billboard Space" means the space covered by the Billboard Operating Lease (including the Additional Billboard Space).

               "Borrowers" shall have the meaning assigned that term in the introduction to this Agreement and shall mean, as the context requires, any or all of Borrowers.

               "Borrowers Security Agreement" means the Borrowers Security Agreement executed and delivered by Borrowers to Lender, Bank Agent, Disbursement Agent, Intercreditor Agent and the Mortgage Notes Indenture Trustee on the Closing Date, in substantially the form of Exhibit D hereto.

               "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Nevada or State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

               "Capital Lease", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

               "Cash" means money, currency or a credit balance in a Deposit Account.

               "Cash Equivalents" means (a) Dollars, (b)(i) direct obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America) or obligations fully guaranteed by the United States of America, (ii) obligations, debentures, notes or other evidence of indebtedness issued or guaranteed by any other agency or instrumentality of the United States, (iii) interest-bearing demand or time deposits (which may be represented by certificates of deposit) issued by banks having general obligations rated (on the date of acquisition thereof) at least "A" or the equivalent by Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's") (S&P and Moody's together with any other nationally recognized credit rating agency if neither of such corporations is then currently rating the pertinent currently rating the pertinent obligations, a "Rating Agency") or, if not so rated, secured at all times, in the manner and to the extent provided by law, by collateral

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security in clause (i) or (ii) of this definition, of a market value of no less than the amount of monies so invested, (iv) commercial paper rated (on the date of acquisition thereof) at least "A-1" or "P-1" or the equivalent by any Rating Agency issued by any Person, (v) repurchase obligations for underlying securities of the types described in clause (i) or (ii) above, entered into with any commercial bank or any other financial institution having long-term unsecured debt securities rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency in connection with which such underlying securities are held in trust or by a third-party custodian, (vi) guaranteed investment contracts of any financial institution which has a long-term debt rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency, (vii) obligations (including both taxable and non-taxable municipal securities) issued or guaranteed by, and any other obligations the interest on which is excluded from income for Federal income tax purposes issued by, and any state of the United States of America or District of Columbia or the Commonwealth or Puerto Rico or any political subdivision, agency, authority or instrumentality thereof, which issuer or guarantor has (A) a short-term debt rated (on the date of acquisition thereof) at least "A-1" or "P-1" or the equivalent by any Rating Agency and (B) a long-term debt rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency, (viii) investment contracts of any financial institution either (A) fully secured by (1) direct obligations of the United States, (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States or (3) securities or receipts evidencing ownership interest in obligations or special portions thereof described in clause (1) or (2), in each case guaranteed as full faith and credit obligations of the United States of America, having a market value at least equal to 102% of the amount deposited thereunder, or (B) with long-term debt rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency and short-term debt rated (on the date of acquisition thereof) at least "A-1" or "P-1" or the equivalent by any Rating Agency, (ix) a contract or investment agreement with a provider or guarantor (A) which provider or guarantor is rated (on the date of the acquisition) at least "A" or "A2" or the equivalent by any Rating Agency (provided that if a guarantor is a party to the rating, the guaranty must be unconditional and must be confirmed in writing prior to any assignment by the provider to any subsidiary of such guarantor), (B) providing that monies invested shall be payable to the Disbursement Agent while the Disbursement Agreement is in effect and thereafter to Lender without condition (other than notice) and without brokerage fee or other penalty, upon not more than two Business Days' notice for application when and as required or permitted under the Collateral Documents, and (C) stating that such contract or agreement is unconditional, expressly disclaiming any right of setoff and providing for immediate termination in the event of insolvency of the provider and termination upon demand of the Disbursement Agent while the Disbursement Agreement is in effect and thereafter of Lender (which demand shall only be made at the direction of Borrowers) after any payment or other covenant default by the provider, or (x) any debt instruments of any Person which instruments are rated (on the date of acquisition thereof) at least "A," "A2", "A-1" or "P-1" or the equivalent by any Rating Agency, provided that in each case of clauses (i) through (x), such


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investments are denominated in Dollars and maturing not more than 13 months after the date of acquisition thereof; (c) investments in any money market fund which is rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency; or (d) investments in mutual funds sponsored by any securities broker-dealer of recognized national standing having an investment policy that requires substantially all the invested assets of such fund to be invested in investments described in any one or more of the foregoing clauses and having a rating of at least "A" or "A2" or the equivalent by any Rating Agency or (e) investments in both taxable and nontaxable (i) periodic auction reset securities which have final maturities between one and 30 years from the date of issuance and are repriced through a dutch auction or other similar method every 35 days or (ii) auction preferred shares ("APS") which are senior securities of leveraged closed and municipal bond funds and are repriced pursuant to a variety of rate reset periods, in each case having a rating (on the date of acquisition thereof) of at least "A" or "A2" or the equivalent of any Rating Agency.

               "Casino Lease" means that certain Casino Lease between LVSI, as lessee and Venetian, as lessor dated as of the Closing Date with respect to the operation of the casino for the Project.

               "Change of Control" shall have the meaning assigned that term in the Indentures.

               "Closing Date" means November 14, 1997.

               "Collateral" means, collectively, all of the real, personal and mixed property in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

               "Collateral Account Agreement" means that certain Collateral Account Agreement dated as of the date hereof entered into between Adelson and Lender, in substantially the form of Exhibit E hereto.

               "Collateral Documents" means the Mall Construction Subsidiary Security Agreement, the Deed of Trust, the Leasehold Deed of Trust, Adelson Guaranty, Borrowers Security Agreement, Collateral Account Agreement, Third-Party Account Agreement, and all other instruments or documents delivered by a Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Lender a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations.

               "Collection Account" shall have the meaning assigned that term in the Disbursement Agreement.


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               "Commitment" means the commitment of Lender to make Loans as set forth in subsection 2.1A.

               "Commitment Termination Date" means the earlier of (i) Mall Release Date and (ii) the Outside Completion Deadline.

               "Completion Date" shall have the meaning assigned that term in the Disbursement Agreement.

               "Completion Guaranty" means each of the Direct Construction Guaranty, the Indirect Construction Guaranty and the Adelson Completion Guaranty or any one of them and "Completion Guaranties" means the Direct Construction Guaranty, the Indirect Construction Guaranty and the Adelson Completion Guaranty collectively.

               "Completion Guaranty Loan" means any amounts advanced by Adelson under the Adelson Completion Guaranty, which is treated as a loan to Borrowers in an aggregate principal amount not to exceed $25,000,000 at any time plus accrued and unpaid interest thereon, evidenced by a Completion Guaranty Note and subject to the terms of the Adelson Intercreditor Agreement.

               "Completion Guaranty Note" means a note in the form of Exhibit F to the Adelson Completion Guaranty (as in effect on the Closing Date).

               "Consents" means consents to the collateral assignment by Borrowers of Project Documents in substantially the form of Exhibit S to the Disbursement Agreement.

               "Construction Agency Agreement" means that certain Construction Agency Agreement dated as of the date hereof by and between HVAC Provider and Venetian.

               "Construction Consultant" means Tishman Construction Corporation of Nevada, or any other person designated from time to time by the Bank Agent, Lender and the Mortgage Notes Indenture Trustee, in their sole discretion, acting pursuant to the Disbursement Agreement, to serve as the Construction Consultant under the Disbursement Agreement.

               "Construction Consultant Engagement Agreement" means that certain engagement letter dated as of November 14, 1997 by and among the Construction Consultant, Borrowers, Bank Agent, Lender, the Mortgage Notes Indenture Trustee, the Permanent Mall Lender and Goldman Sachs & Co.

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               "Construction Management Agreement" means that certain
Construction Management Agreement dated as of February 15, 1997 between Borrowers and Construction Manager for the construction of the Project, as amended and assigned to Venetian pursuant to a certain Assignment, Assumption and Amendment of Construction Management Agreement dated as of the date hereof.

               "Construction Manager" means Lehrer McGovern Bovis Inc., a New York corporation and wholly owned subsidiary of Direct Construction Guarantor.

               "Contingent Obligation", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, or (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

               "Contractor" means any architects, consultants, designers, contractors, subcontractors, suppliers, laborers or any other Person engaged by any Borrower(s) in connection with the design, engineering, installation and construction of the Project (other than Construction Manager).

               "Contracts" means, collectively, the contracts entered into, from time to time, between any Borrower(s) and any Contractor for performance of services or sale of goods in connection with the design, engineering, installation or construction of the Project.



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               "Contractual Obligation", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

               "Cooperation Agreement" means that certain Amended and Restated Reciprocal Easement, Use and Operating Agreement dated on or about the date hereof by and among LVSI, Venetian, Mall Construction Subsidiary and Interface, as the same may from time to time be supplemented, amended, modified or extended in accordance with the provisions of this Agreement.

               "Current Index" means the Index determined as of the immediately preceding Rate Adjustment Date.

               "Deed of Trust" means that certain First Deed of Trust, Assignment of Leases and Rents and Security Agreement in the form of Exhibit G hereto, dated as of the Closing Date granted by Venetian to Title Company for the benefit of Lender.

               "Deemed Debt Service Coverage Ratio" shall mean the ratio of (a) the Deemed NOI during the one year period following the Primary Maturity Date to
(b) an amount equal to the projected debt service on outstanding and projected Indebtedness attributable to the Mall during such period, including without limitation, the Loans, with such debt service calculated based on an interest rate equal to the Current Index in effect on the date of determination plus three hundred and fifty (350) basis points, and with principal amortization based on a 25 year schedule.

               "Deemed NOI" shall mean annual net operating income projected for the applicable period as a result of the operation of the Mall, which shall equal Total Gross Revenue from the Mall less Expenses attributable to the Mall, with all of such amounts being projected on a basis reasonably acceptable to Lender consistent with the budgets provided by Borrowers to Lender.

               "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

               "Development Agreements" means, collectively, (i) that certain Sands Resort Hotel Casino Agreement dated as of February 18, 1997 between the County of Clark and LVSI which agreement is commonly referred to as the "Predevelopment Agreement" and other development agreements to be enumerated by Nevada counsel.

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               "Direct Construction Guarantor" means Bovis, Inc., a New York corporation and an indirect wholly-owned Subsidiary of Indirect Construction Guarantor.

               "Direct Construction Guaranty" means that certain Guaranty of Performance dated as of August 19, 1997 executed by the Direct Construction Guarantor in favor of LVSI.

               "Disbursement Account" shall have the meaning assigned that term in the Disbursement Agreement.

               "Disbursement Agent" means Scotiabank, in its capacity as Disbursement Agent under the Disbursement Agreement, and any successor Disbursement Agent appointed pursuant to the terms of the Disbursement Agreement.

               "Disbursement Agreement" means that certain Funding Agents' Disbursement and Administration Agreement in the form of Exhibit H hereto and dated as of the date hereof among Borrowers, the Bank Agent, the Mortgage Notes Indenture Trustee, the Subordinated Notes Indenture Trustee, Lender, the HVAC Provider and the Disbursement Agent.

               "Disbursement Agreement Event of Default" means any Event of Default under and as defined in the Disbursement Agreement.

               "Dollars" and the sign "$" mean the lawful money of the United States of America.

               "Eligible Assignee" means (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including insurance companies, mutual funds and lease financing companies; and (B) any Lender and any Affiliate of any Lender; provided that no Affiliate of Borrowers shall be an Eligible Assignee; and provided further that so long as no Event of Default shall have occurred and be continuing, no (i) Person that owns or operates a casino located in the State of Nevada or the State of New Jersey (or is an Affiliate of such a Person) (provided that a passive investment constituting less than 20% of the common stock of any such casino shall not constitute ownership thereof for the purposes of this definition), (ii) Person that owns or operates a convention, trade show or exhibition


                                              11


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facility in Las Vegas, Nevada or Clark County, Nevada (or an Affiliate of such a
Person) (provided that a passive investment constituting less than 20% of the common stock of any such convention or trade show facility shall not constitute ownership for the purpose of this definition), or (iii) union pension fund (provided that any intermingled fund or managed account which has as part of its assets under management the assets of a union pension fund shall not be disqualified from being an Eligible Assignee hereunder so long as the manager of such fund is not controlled by a union), shall be an Eligible Assignee, in each case which Person shall not have been denied an approval or a license, or found unsuitable under the Nevada Gaming Laws applicable to Lender.

               "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was maintained or contributed to by Borrowers, any of its Subsidiaries or any of their respective ERISA Affiliates.

               "Employee Repurchase Notes" has the meaning set forth in subsection 6.1.

               "Environmental Claim" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or
(iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

               "Environmental Laws" means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Permits, or any other requirements of governmental authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Borrowers or any of its Subsidiaries or any Facility, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. ss.136 et seq.), the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), the Oil Pollution Act (33 U.S.C. ss. 2701 et seq) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. ss. 11001 et seq.), each as amended or supplemented, any analogous present or future state or local statutes or laws, and any regulations promulgated pursuant to any of the foregoing.

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               "ERISA" means the Employee Retirement Income Security Act of
1974, as amended from time to time, and any successor thereto.

               "ERISA Affiliate" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Borrowers or any of their Subsidiaries shall continue to be considered an ERISA Affiliate of Borrowers or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Borrowers or such Subsidiary and with respect to liabilities arising after such period for which Borrowers or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

               "ERISA Event" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Borrowers, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to
Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Borrowers, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Borrowers, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Borrowers, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section

4241 or 4245 of ERISA, or that it intends to terminate or has terminated under
Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Borrowers, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409,
Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Borrowers, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan;
(x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

               "Estimation Period" means the period for which a shareholder, partner or member, who is an individual is required to estimate for federal income tax purposes his allocation of taxable income from a Subchapter S corporation or a partnership for federal income tax purposes in connection with determining his estimated federal income tax liability for such period.

               "Event of Default" means each of the events set forth in Section
7.

               "Event of Loss" means, with respect to any property or asset (tangible or intangible, real or personal), any of the following: (A) any loss, destruction or damage of such property or asset; (B) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or (C) any settlement in lieu of clause (B) above.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

               "Expenses" shall mean, for any specified projected period, all ordinary, necessary and reasonable operating and capital expenses projected to be paid on a cash basis during such period and which are related to the ownership and operation of the Mall during such period. Such projected Expenses shall include, by way of example rather than of limitation, projected expenses resulting from: (1) property taxes and assessments; (2) utility charges; (3) costs of providing elevator, janitorial, trash removal and maintenance service;
(4) costs of maintaining and repairing the Mall; (5) management fees (of no less than 2% of gross annual revenues); (6) an equipment and property reserve of no less than 1% of gross annual revenues; and (7) tenant improvements provided by

Borrower and lease commission expenses, in each case amortized over the term of the applicable lease. Expenses shall not include the following projected expenses for: (a) any overhead incurred in connection with the management of the Mall; (b) all amounts paid to Borrowers or an affiliate of Borrowers in excess of amounts that would reasonably be paid in an arms-length transaction to a person or entity that is not an affiliate of Borrowers; (c) non-cash deductions of Borrowers and their affiliates; (d) distributions paid or made to any partner, officer, director or shareholder of Borrowers or an affiliate of Borrower; or (e) the cost of federal, state or local income taxes, franchise taxes or other taxes of Borrowers and their affiliates (other than real property taxes for the Mall).

               "Extended Maturity Date"  means November 14, 2000.

               "Extension Election Notice" shall have the meaning assigned that term in subsection 2.1A(i).

               "Extension Fee" shall have the meaning assigned that term in subsection 2.3A.

               "Facilities" means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Borrowers or any of their Subsidiaries or any of their respective predecessors or Affiliates including, without limitation, the Site.

               "Facility Agreements" shall have the meaning assigned that term in the Disbursement Agreement.

               "FDIC" means the Federal Deposit Insurance Corporation.

               "FF&E Facility" means the credit facilities, equipment leases or similar agreements with the FF&E Lenders in an aggregate principal amount of approximately $98,000,000 (plus accrued and unpaid interest thereon) to finance the purchase and installment of the Specified FF&E.

               "FF&E Facility Agreement" means (i) the credit agreement among Borrowers, General Electric Capital Corporation and the other FF&E Lenders party thereto evidencing the debt facility on the terms described in the Approved Equipment Funding Commitment or otherwise on terms reasonably acceptable to Lender, (ii) such other agreements among FF&E Lender(s) and Borrowers providing for all or a portion of the FF&E Facility (not covered under clause (i)) on substantially the same terms as described in the Approved Equipment Funding Commitment or otherwise reasonably satisfactory to Lender, provided in each case that the applicable FF&E Lender(s) have entered into an intercreditor agreement in form and substance satisfactory to Lender.

               "FF&E Intercreditor Agreement" means the Intercreditor Agreements entered into between Lender, FF&E Lenders and such other Persons as may be necessary parties thereunder in each case in form and substance satisfactory to Lender.

               "FF&E Lenders" means (i) General Electric Capital Corporation and the other lenders that are parties to the FF&E Facility Agreement described in clause (i) of the definition of such term and (ii) any other lenders under any other FF&E Facility Agreement, provided that each such other lender described in clause (ii) would be an Eligible Assignee hereunder.

               "Final Completion Date" shall have the meaning assigned that term in the Disbursement Agreement.

               "Financial Plan" shall have the meaning assigned that term in subsection 5.1(xiii).

               "Financing Agreements" means, collectively, this Agreement, the Bank Credit Agreement, the Disbursement Agreement, the Mortgage Notes Indenture, the Collateral Documents, the Other Security Documents, the Completion Guaranties, the Mortgage Notes, the Tranche A Take Out Commitment, the Tranche B Take Out Commitment, the Tranche B Guaranty and Security Documents, the Tri-Party Agreement, the Approved Equipment Funding Commitment, the FF&E Facility Agreements, any Completion Guaranty Note, any Substitute Tranche B Note, and any other loan or security agreements entered into on, prior to or after the Closing Date to finance the Project in accordance with subsection 6.12 and, while applicable, the Disbursement Agreement.

               "First Priority" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien (other than Permitted Liens permitted pursuant to subsection 6.2) to which such Collateral is subject.

               "Fiscal Quarter" means a fiscal quarter of any Fiscal Year.

               "Fiscal Year" means the fiscal year of Borrowers ending on December 31 of each calendar year.

               "Funding and Payment Office" means (i) the office of Lender located at 100 South Wacker Drive, Suite 400, Chicago, Illinois 60606 or (ii) such other office of Lender as may from time to time hereafter be designated as such in a written notice delivered by Lender to Borrowers and each Lender.

               "Funding Date" means the date of the funding of a Loan.

               "Future Financing" shall have the meaning set forth in Section 5.11.

               "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of deter mination.

               "Gaming License" means every license, franchise or other authorization to run, lease, operate or otherwise conduct gaming activities of Borrowers or any of their Subsidiaries, including without limitation, all such licenses granted under the Nevada Gaming Control Act, and the regulations promulgated pursuant thereto, and other applicable federal, state, foreign or local laws.

               "GECC Commitment" means the commitment of General Electric Capital Corporation to advance the loans to Venetian pursuant to that certain Agreement dated as of October 20, 1997 between Venetian and General Electric Capital Corporation.

               "GECC Intercreditor Agreement" means that certain Intercreditor Agreement to be entered between General Electric Capital Corporation in favor of Lender, the Bank Agent and the Mortgage Notes Indenture Trustee within a period reasonably acceptable to Lender.

               "Governmental Instrumentality" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity, (including the Nevada Gaming Authorities, any zoning authority, the FDIC, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

               "Guaranty Deposit Account" shall have the meaning assigned that term in the Adelson Completion Guaranty.

               "Harrah's Shared Roadway Agreement" shall have the meaning assigned that term in the Disbursement Agreement.

               "Hazardous Materials" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources;
(iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation;
(viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

               "Hazardous Materials Activity" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

               "HC/Mall Component" shall have the meaning assigned that term in Exhibit A to the Disbursement Agreement.

               "HVAC Ground Lease" means that certain Ground Lease made effective as of the date hereof between Venetian and the HVAC Provider.

               "HVAC Component" shall have the meaning assigned that term in Exhibit A to the Disbursement Agreement.

               "HVAC Letters of Credit" has the meaning given to that term in
Section 2.4 of the Disbursement Agreement.

               "HVAC Provider" means Atlantic-Pacific, Las Vegas LLC, a Delaware limited liability company or its permitted successors under the HVAC Services Agreement.

               "HVAC Services Agreement" means collectively (i) that certain Energy Services Agreement of even date herewith between Venetian and the HVAC Provider, (ii) the HVAC Ground Lease, (iii) the Construction Agency Agreement and (iv) that certain Energy Services Agreement of even date herewith between Mall Construction Subsidiary and the HVAC Provider.

               "Improvements" means the buildings, fixtures and other improvements to be situated on the Mall.

               "Indebtedness", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA and trade payables and accruals incurred in the ordinary course of business), and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. All obligations under the Financing Agreements shall constitute Indebtedness. Obligations under the HVAC Services Agreement (as in effect on the date hereof) shall be treated as a service contract and not Indebtedness.

               "Indemnitee" shall have the meaning assigned that term in subsection 8.4.

               "Indentures" means the Mortgage Notes Indenture and the Subordinated Notes Indenture or either one of them.

               "Independent Consultants" means collectively the Construction Consultant, the Insurance Advisor or in either case their successors appointed pursuant to the Disbursement Agreement.

               "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the judgment of LVSI's Board of Directors, (i) qualified to perform the task for which it has been engaged and (ii) disinterested and independent with respect to LVSI and its Subsidiaries and each Affiliate of LVSI and Adelson.

               "Index" means the London interbank offered rates ("LIBOR") for a term of thirty (30) days published in the Wall Street Journal on the second
(2nd) Business Day immediately preceding the Rate Adjustment Date; provided that in the event the 30-day LIBOR rate is not published in the Wall Street Journal, Index means the 30-day LIBOR rate provided on Telerate page 3750 on such date.

               "Indirect Construction Guarantor" means The Peninsular and Oriental Steam Navigation Company, a corporation organized under the laws of England and Wales.

               "Indirect Construction Guaranty" means that certain Guaranty dated as of August 19, 1997 executed by Indirect Construction Guarantor in favor of LVSI.

               "Insurance Advisor" means Sedgwick James of Tennessee, Inc., or its successor, appointed pursuant to the Disbursement Agreement.

               "Intellectual Property" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of Borrowers and Mall Construction Subsidiary as proposed to be conducted pursuant to the Operative Documents that are material to the condition (financial or otherwise), business or operations of Borrowers and Mall Construction Subsidiary.

               "Intercreditor Agent" means Scotiabank, in its capacity as Intercreditor Agent under the Intercreditor Agreement, and any successor Intercreditor Agent appointed pursuant to the terms of the Intercreditor Agreement.

               "Intercreditor Agreement" means that certain Intercreditor Agreement dated as of the Closing Date among Lender, the Intercreditor Agent, the Mortgage Notes Indenture Trustee, the Bank Lenders and the Subordinated Notes Indenture Trustee, in substantially the form of Exhibit I hereto.

               "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement.

               "Interface" means Interface Group-Nevada, Inc., a Nevada corporation.

               "Interface Holding" means Interface Group Holding Company, Inc., a Nevada corporation.

               "Interface Lease" means the lease agreement dated November 1, 1996 between Interface and LVSI.

               "Interim Construction Loan" means the loan from Goldman Sachs Credit Partners L.P. to Borrowers in a maximum principal amount of $45,000,000, to be repaid in full on the

Closing Date.

               "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

               "Investment" means (i) any direct or indirect purchase or other acquisition by Borrowers or any of their Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (including any Subsidiary), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by Borrowers or any of their Subsidiaries from any Person, of any equity Securities of any Subsidiary of Borrowers, or (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Borrowers or any of their Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

               "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership, limited liability company or other legal form; provided that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

               "Leasehold Deed of Trust" means that certain First Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement in the form of Exhibit J hereto, dated as of the Closing Date granted by Mall Construction Subsidiary to Title Company for the benefit of Lender.

               "Lender" means GMAC Commercial Mortgage Corporation together with its successors and permitted assigns pursuant to subsection 8.1.

               "Lien" means with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statements under the UCC.

               "Liquidated Damages" means any proceeds or liquidated damages paid pursuant to any obligation, default or breach under the Contracts and Indirect Construction Guaranty and Direct Construction Guaranty (net of actual and documented reasonable costs incurred by Borrowers in connection with adjustment or settlement thereof, including taxes and any reasonable provisions made in respect of such costs and expenses including any such taxes paid or payable by an owner of any of Borrowers or any of their Subsidiaries). For purposes of this definition, so-called "liquidated damages" insurance policies shall be deemed to be Contracts.

               "Loan" or "Loans" means one or more of the Tranche A Loans or the Tranche B Loans or any combination thereof.

               "Loan Documents" means this Agreement, the Notes, Disbursement Agreement and the Collateral Documents.

               "Loan Party" means each Borrower and each Subsidiary and Affiliate of a Borrower which is a party to or may hereafter become a party to any Loan Document and "Loan Parties" means all such Persons, collectively.

               "Loss Proceeds" shall have the meaning assigned that term in the Disbursement Agreement.

               "LVSI" means Las Vegas Sands, Inc., a Nevada corporation.

               "Mall" means the mall space together with all Improvements and equipment that are part of or attached or affixed thereto or located therein described in more detail on Exhibit T-7 to the Disbursement Agreement.

               "Mall Assets" means the assets described in subsection 5.9(A).

               "Mall Collateral" means all of Borrowers' and their Subsidiaries' right, title and interest in (i) prior to the Mall Parcel Creation Date, the leasehold estate created by the Mall Lease and, thereafter, the Mall Parcel;
(ii) the leasehold estate created by the Billboard Master Lease; (iii) all Improvements and equipment that are a part of or attached or affixed to the Mall or located therein; (iv) any reserves established by Borrowers or any of their Subsidiaries relating to the Mall;

(v) all easements and other rights and interests granted to the owner of the Mall in the Cooperation Agreement; (vi) all warranties relating to the Mall and the above-described Improvements and equipment that are given pursuant to or in connection with, the Contracts; and (vii) all contracts (including space leases) entered into by, or assigned to, Mall Construction Subsidiary, relating to the foregoing Mall Collateral or any portion thereof, and all rights under such contracts.

               "Mall Construction Subsidiary" means Grand Canal Shops Mall Construction, LLC, a Delaware limited liability company and a wholly owned subsidiary of Venetian.

               "Mall Construction Subsidiary Security Agreement" means the Security Agreement dated as of the date hereof entered into between Lender and Mall Construction Subsidiary in substantially the form of Exhibit K hereto.

               "Mall Direct Holdings" means Grand Canal Shops Mall Holding Company, LLC, a Delaware limited liability company initially owned 99% by Mall Intermediate Holdings and 1% by Mall Manager.

               "Mall Escrow Agreement" shall have the meaning assigned to that term in the Disbursement Agreement.

               "Mall Intermediate Holdings" means Mall Intermediate Holdings Company, LLC, a Delaware limited liability company and a wholly owned Subsidiary of Venetian.

               "Mall Intermediate Holding Guaranty" means that certain guaranty of even date herewith executed by Mall Intermediate Holding in favor of Lender in substantially the form of Exhibit L hereto.

               "Mall Lease" means that certain Indenture of Lease dated as of the date hereof between Venetian and Mall Construction Subsidiary pursuant to which Mall Construction Subsidiary will lease the Mall from Venetian.

               "Mall Management Agreement" means that certain Management Agreement between LVSI and Mall Operator pursuant to which Mall Operator has agreed to perform certain management services related to the Mall as assigned by LVSI to Mall Construction Subsidiary as of the Closing Date.

               "Mall Manager" means Grand Canal Shops Mall MM, Inc., a Nevada corporation and a wholly owned Subsidiary of LVSI.

               "Mall Operator" means Forest City Commercial Management, Inc., an Ohio corporation.

               "Mall Parcel" means the mall space subdivided from the Site as one or more legally separate parcels and recorded with the applicable Governmental Authorities and recorded with the applicable Governmental Authorities as described in more detail in Exhibit T-7 to the Disbursement Agreement.

               "Mall Parcel Creation Date" shall have the meaning assigned that term in the Disbursement Agreement.

               "Mall Release Conditions" shall have the meaning assigned that term in the Disbursement Agreement.

               "Mall Release Date" shall have the meaning assigned that term in the Disbursement Agreement.

               "Mall Retainage/Punchlist Account" shall have the meaning assigned that term in the Mall Escrow Agreement.

               "Mall Subsidiary" means Grand Canal Shops Mall LLC, a Delaware limited liability company.

               "Mall TESA" means that certain Energy Services Agreement dated as of November 14, 1997 between Mall Construction Subsidiary and the HVAC Provider.

               "Margin" shall mean two hundred seventy-five (275) basis points, which is equivalent to 2.75% per annum; provided that in the event that the Mall Parcel Creation Date does not occur on or before July 10, 1998, the Margin shall be increased to be three hundred seventy-five (375) basis points, effective as of April 10, 1998, with interest based on such retroactive increase in the Margin; provided the Margin shall be two hundred seventy-five (275) basis points after the Mall Parcel Creation Date.

               "Margin Stock" shall have the meaning assigned that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

               "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrowers and any of their Subsidiaries, taken as a whole or Mall Subsidiary or (ii) the material impairment of the ability of any Loan Party to observe or perform, or of Lender to enforce, the Obligations.

               "Maturity Date" means the Primary Maturity Date, unless the Maturity Date is extended pursuant to Section 2.1(A) hereof, in which event the Maturity Date shall be the Extended Maturity Date.

               "Material Contract" means any contract or other arrangement to which any Borrower(s), or any of their Subsidiaries are a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

               "Mortgage Note(s)" means the 12.25% Mortgage Note(s) Due 2004 issued by Borrowers pursuant to the Mortgage Notes Indenture.

               "Mortgage Note Holder(s)" means the holder(s) of the Mortgage Note(s).

               "Mortgage Notes Indenture" means that certain Indenture dated as of November 14, 1997 between Borrowers, certain guarantors named therein and the Mortgage Notes Indenture Trustee.

               "Mortgage Notes Indenture Trustee" means First Trust National Association in its capacity as the trustee under the Mortgage Notes Indenture and its successors in such capacity.

               "Mortgage Notes Proceeds" means the gross proceeds from the issuance of the Mortgage Notes in the amount of at least $425,000,000 (before deduction for underwriter's discounts, fees and expenses).

               "Mortgages Note Proceeds Account" shall have the meaning assigned that term in Section 2.3.2. of the Disbursement Agreement.

               "Mortgage Policy" shall have the meaning assigned that term in subsection 3.1 of this Agreement.

               "Mortgaged Property" means the property described in Schedule
               4.5.

               "Multiemployer Plan" means any Employee Benefit Plan which is a "Multiemployer plan" as defined in Section 3(37) of ERISA.

               "Net Asset Sale Proceeds" means the aggregate cash proceeds received by any Borrower or any of its Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation legal, accounting and investment banking fees and expenses, employee severance and termination costs, any trade payables or similar liabilities related to the assets sold and required to be paid by the seller as a result thereof and sales, finders' or broker's commission), and any relocation expenses incurred as a result thereof and taxes paid or payable as result thereof (including, without limitation, any such taxes paid or payable by an owner of Borrower or any of its Subsidiaries) (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien (or amounts permitted by the terms of such Indebtedness to be otherwise reinvested in the Project to the extent so reinvested) which is prior to the Lien under the Collateral Documents on the asset or assets that are the subject of such Asset Sale, all distributions and other payments required to be made to minority interest holders in a Subsidiary or joint venture as a result of the Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets or any liabilities associated with the asset disposed of in such Asset Sale.

               "Net Loss Proceeds" means the aggregate cash proceeds received by any Borrower or any of its Subsidiaries in respect of any Event of Loss, including, without limitation, insurance proceeds, condemnation awards or damages awarded by any judgment, net of the direct costs in recovery of such Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and expenses), any taxes paid or payable as a result thereof (including, without limitation, any such taxes paid or payable by an owner of Borrower or any of its Subsidiaries after taking into account any available tax credits or deductions and any tax sharing arrangements), and amounts required to be applied to the repayment of Indebtedness required by a Lien (or amounts permitted by the terms of such Indebtedness to be otherwise reinvested in the Project to the extent so reinvested) which is prior to the Liens of Lender under the Collateral Documents on the asset or assets that are subject of the Event of Loss. Notwithstanding the foregoing all proceeds of so-called "liquidated damages" insurance policies shall not be Net Loss Proceeds but shall be Liquidated Damages.

               "Nevada Gaming Authorities" shall mean, collectively, the Nevada 1Gaming Commission, the Nevada State Gaming Control Board, and the Clark County Liquor and Gaming Licensing Board.

               "Nevada Gaming Laws" shall mean the Nevada Gaming Control Act, as modified in Chapter 463 of the Nevada Revised Statutes, as amended from time to time, and the regulations of the Nevada Gaming Commission promulgated thereunder, as amended from time to time.

               "Notes" means (i) the promissory notes of Borrowers issued pursuant to subsection 2.1 on the Closing Date and (ii) any promissory notes issued by Borrowers pursuant to the last sentence of subsection 8.1 in connection with assignments of the Loan Commitments or Loans, in each case substantially in the form of Exhibit M-1 and M-2 hereto.

               "Notice of Funding Request" shall have the meaning assigned that term in the Disbursement Agreement.

               "Obligations" means all obligations of every nature of each Loan Party from time to time owed to Lender under the Loan Documents, whether for principal, interest, fees, expenses, indemnification or otherwise.

               "Offer Notice" shall have the meaning set forth in Section 5.11.

               "Officers' Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents and by its chief financial officer or its treasurer (in their capacity as such officer); provided that every Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is reasonably necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with in all material respects.

               "Operating Lease" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

               "Operative Documents" means the Financing Agreements and the Project Documents.

               "Option Period" shall have the meaning set forth in Section 5.11.


               "Other Indebtedness" means (i) the Indebtedness of any Borrower or any of its Subsidiaries evidenced by the Mortgage Notes, (ii) the Indebtedness of any Borrower or any of its Subsidiaries evidenced by the Subordinated Notes, (iii) the Indebtedness of any Borrower or any of its Subsidiaries evidenced by the Bank Credit Facility, (iv) the Indebtedness of any Borrower or any of its Subsidiaries evidenced by the FF&E Facility Agreements, (v) any Indebtedness of any Borrower or any of its Subsidiaries in respect of the Substitute Tranche B Loan or the Completion Guaranty Loan, and
(vi) any Indebtedness of any Borrower under an Employee Repurchase Note.

               "Other Security Documents" means the Security Documents as defined in the Disbursement Agreement, other than the Collateral Documents.

               "Outside Completion Deadline" means April 21, 1999, or such later date as may be extended pursuant to Section 6.4 of the Disbursement Agreement.

               "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

               "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

               "Permanent Mall Lender" means Goldman Sachs Mortgage Company or any successor or replacement thereto permitted under the Tri-Party Agreement.

               "Permits" means all authorizations, consents, decrees, permits, waivers, privileges, approvals from and filings with all Governmental Instrumentalities including, without limitation, the Nevada Gaming Authorities necessary for the realization of the Project in accordance with the Operative Documents.

               "Permitted Employee Repurchase" has the meaning set forth in subsection 6.1.

               "Permitted Liens" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Collateral Documents) provided in each case that such Liens do not secure Indebtedness for borrowed money:

              (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 4.7;

              (ii) statutory Liens of landlords, statutory Liens of banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 5 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

              (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of- money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), incurred in the ordinary course of business
       (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 5 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

              (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 7.8;

              (v) leases or subleases granted to third parties in accordance with any applicable terms of this Agreement and the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of a Borrower or any of its Subsidiaries;

              (vi) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of a Borrower or any of its Subsidiaries or result in a material diminution in the value of any Collateral as security for the Obligations;

              (vii) leases permitted under subsection 6.6 and any leasehold mortgage in favor of any party financing the lessee under any lease permitted under subsection 6.6 provided that (a) none of Borrowers nor any of their Subsidiaries is liable for the payment of any principal of, or interest, premiums or fees on, such financing and (b) the affected lease and leasehold mortgage are expressly made subject and subordinate to the Lien of the Deed of Trust;

              (viii) Liens created or contemplated by the Cooperation Agreement (as in effect on the Closing Date);

              (ix) Liens on real property of Borrowers arising pursuant to that certain Harrah's Shared Roadway Agreement (as in effect on the Closing
       Date);

              (x) Liens incurred in connection with the construction of a pedestrian bridge or a pedestrian tunnel under Las Vegas Boulevard and Sands Avenue provided that such Liens will not (i) materially interfere with, impair or detract from the operation of the business of Borrowers and their Subsidiaries or the construction or operation of the Project or
       (ii) cause a material decrease in value of the Collateral.

              (xi) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement;

              (xii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

              (xiii) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

              (xiv) licenses of patents, trademarks and other intellectual property rights granted by a Borrower or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of such Borrower or such Subsidiary;

              (xv) Liens created or contemplated by the HVAC Services Agreement (as in effect on the Closing Date);

              (xvi) Liens created under the Predevelopment Agreement as in effect on the Closing Date;

              (xvii) easements, restrictions, rights of way, encroachments and other minor defects or irregularities in title created in connection with the traffic study relating to increased traffic on Las Vegas Boulevard as a result of completion of the Project;

              (xviii) Liens incurred in connection with Interest Rate Agreements permitted under Section 6.2(ix);

              (xix) restrictions created under the Sale and Contribution Agreement as in effect on the Closing Date;

              (xx) prior to the Mall Release Date any "Permitted Liens" under the Disbursement Agreement; and

              (xxi) Liens listed as exceptions to the Mortgage Policy.

               "Permitted Quarterly Tax Distributions" means quarterly distributions of Tax Amounts determined on the basis of the estimated taxable income of LVSI or Venetian, as the case may be (in each case including any such taxable income attributable to such entity's ownership of interest in any other pass-through entity for Federal income tax purposes except that if all or any portion of the Completion Guaranty Loan or the Substitute Tranche B Loan is outstanding and held by Adelson or a Related Party and is not paying current cash interest, then such estimated taxable income shall be determined without giving effect to any non-cash interest payments on such loans held by Adelson or the Related Parties to the extent such non-cash interest is deductible), for the related Estimation Period, as in a statement filed with the Administrative Agent, provided, however, that (A) prior to any distributions of Tax Amounts Borrowers shall deliver an officers' certificate with a statement to the effect that in the case of distributions to be made by Venetian, Venetian qualifies as a partnership or a substantially similarly treated pass-through entity for federal income tax purposes or that, in the case of distributions to be made by LVSI, LVSI qualifies as a Subchapter S corporation under the Code or a substantially similarly treated pass-through entity for federal income tax purposes, as the case may be, and (B) at the time of such distributions, the most recent audited financial statements of LVSI reflect that LVSI was treated as a Subchapter S corporation under the Code or a substantially similarly treated pass-through entity for federal income tax purposes and Venetian was treated as a partnership or substantially similarly treated pass-through entity for Federal income tax purposes for the period covered by such financial statements; provided, further, that, for an Estimation Period that includes a True-up Determination Date, (A) if the True-up Amount is due to the members or shareholders, as the case may be, the Permitted Quarterly Tax Distribution payable by LVSI or Venetian, as the case may be, for the Estimation Period shall be increased by such True-up Amount, and (B) if the True-up Amount is due to LVSI or Venetian, the Permitted Quarterly Tax Distribution payable by LVSI or Venetian as the case may be, for the Estimation Period shall be reduced by such True-up Amount and the excess, if any, of the True-up Amount over such Permitted Quarterly Tax Distribution shall be applied to reduce the immediately following Permitted Quarterly Tax Distribution(s) until such True-up Amount is entirely offset. The amount of Permitted Quarterly Tax Distribution relating to an Estimation Period including a True-up Determination Date shall be determined by a Tax Amounts CPA, and the amount of Permitted Quarterly Tax Distribution relating to all other Estimation Periods shall be determined by LVSI or Venetian, as the case may be.

               "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

               "Phase II" means a hotel, casino and mall complex proposed to be developed on the Phase II Land.

               "Phase II Direct Holding Company" means Lido Casino Resort Holding Company, LLC, a Delaware limited liability company.

               "Phase II Land" means the real property consisting of approximately 14 acres of the Real Estate Contribution as described in more detail on Exhibit T-5 of the Disbursement Agreement with all improvements thereon.

               "Phase II Manager" means Lido Casino Resort MM, Inc., a Nevada corporation, and wholly owned subsidiary of LVSI and the managing member of Phase II Subsidiary.

               "Phase II Subsidiary" means Lido Casino Resorts, LLC, a Nevada limited liability company.

               "Plans and Specifications" shall have the meaning assigned that term in the Disbursement Agreement.

               "Potential Event of Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

               "Predevelopment Agreement" means the Sands Resort Hotel Casino Agreement dated February 18, 1997 by and between Clark County and LVSI, as amended, restated and modified from time to time.

               "Primary Maturity Date" means May 1, 2000.

               "Professional Services Agreement" means that certain Agreement between Venetian and Project Architect dated on or about the date hereof.

               "Project" means the Venetian-themed hotel, casino, retail, meeting and entertainment complex, with related heating, ventilation and air conditioning and power station facilities to be developed at the Site, all as more particularly described in Exhibit T-1 to the Disbursement Agreement.

               "Project Architect" means collectively, TSA of Nevada, LLP, and WAT&G, Inc. Nevada.

               "Project Budget" has the meaning assigned that term in the Disbursement Agreement.

               "Project Documents" means the Construction Management Agreement, the Direct Construction Guaranty, the Indirect Construction Guaranty, the Completion Guaranties, the Approved Equipment Funding Commitments, the Contracts, the GECC Intercreditor Agreement, the Cooperation Agreement, the Professional Services Agreement, the HVAC Services Agreement, the HVAC Ground Lease, the Mall Management Agreement, the Construction Agency Agreement, the Predevelopment Agreement, the Work Continuation Agreement, the Billboard Master Lease, the Services Agreement, the Sale and Contribution Agreement, the Mall Lease, the Casino Lease, the Treadway Agreement, the Billboard Master Lease, the Billboard Operating Lease, the Mall TESA, the SECC TESA, the Development Agreements, the operating agreements or By-laws, as the case may be, for each of LVSI, Venetian, Mall Direct Holdings, Mall Subsidiary and Mall Intermediate Holdings, while applicable, the Disbursement Agreement relating to the development, construction, maintenance or operation of the Project.

               "Project Schedule" shall have the meaning assigned that term in the Disbursement Agreement.

               "Puck JV Letter of Intent" means the letter of intent dated May 16, 1997 between LVSI and Wolfgang Puck Food Company, L.P.

               "Quarterly Payment Period" means the period commencing on the tenth day and ending and including the twentieth day of each month in which federal estimated tax payments are due (provided that payments in respect of estimated state income taxes due in January may instead, at the option of Borrowers, be paid during the last five days of the immediately preceding December).

               "Rate Adjustment Date" means the first day of each calendar month during the period between the Closing Date and the Commitment Termination Date, unless it is not a Business Day, in which case, the first Business Day immediately following such date.

               "Real Estate Contribution" shall have the meaning assigned that term in the introduction to this Agreement as described in more detail in
Schedule 4.5.

               "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

               "Related Parties" means and shall include: (i) Family Members, as hereafter defined; (ii) directors of LVSI and Venetian and employees of LVSI or Venetian who are senior managers or officers of LVSI, Venetian, Interface or any of their Affiliates; (iii) any person who receives an interest in LVSI or Venetian from any individual referenced in clauses (i)-(ii) in a gratuitous transfer, whether by gift, bequest or otherwise, to the extent of such interest;
(iii) the estate of any individual referenced in clauses (i)-(iii); (iv) a trust for the benefit of one or more of the individuals referenced in clauses
(i)-(iii); and/or (v) an entity owned or controlled, directly or indirectly, by one or more of the individuals, estates of trusts referenced in clauses
(i)-(iv). For the purpose of this paragraph, a `Family Member' shall include:
(i) Sheldon G. Adelson; (ii) Dr. Miriam Adelson; (iii) any sibling of either of the foregoing; (iv) any issue of any one or more of the individuals referenced in the preceding clauses (i)-(iii); and (v) the spouse or issue of the spouse of one or more of the individuals referenced in the preceding clauses (i)-(iv).

               "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

               "Replacement FF&E Lenders" means any lender or lenders who commit to replace the GECC Commitment, provided that each such lender shall be an Eligible Assignee reasonably acceptable to Lender.

               "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of any Borrower now or hereafter outstanding, except a dividend or distribution payable solely in shares of that class of stock to the holders of that class (or the accretion of such dividends or distribution), (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of any Borrower now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of any Borrower now or hereafter outstanding, (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to Other Indebtedness other than payments with respect to the Bank Credit Facility which are permitted pursuant to the Intercreditor Agreement, and (v) any payment in respect of a repayment or reimbursement of amounts advanced to Borrowers or any of their Subsidiaries by Adelson or any Affiliate of Adelson under the Adelson Completion Guaranty or the Tranche B Guaranty.

               "Sale and Contribution Agreement" means that certain Sale and contribution Agreement dated as of the date hereof between Venetian, Mall Construction Subsidiary and Mall Subsidiary.

               "Sands Expo and Convention Center" means the exposition and meeting facilities commonly known as the Sands Expo and Convention Center.

               "Scotiabank" means The Bank of Nova Scotia, a Canadian chartered bank.

               "SECC TESA" means that certain Energy Services Agreement dated as of November 14, 1997 between Interface and HVAC Provider.

               "Securities" means any stock, shares, partnership interests, membership interests of a limited liability company, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

               "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

               "Services Agreement" means that amended and restated Services Agreement dated as of the date hereof by and among LVSI, Interface, Interface Holding Company, Inc., and the parties stated on the schedule thereto.

               "Site" means the land on which the Project is to be constructed as described in more detail in Exhibit T-4 to the Disbursement Agreement.

               "Solvent" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

               "Specified FF&E" means any furniture, fixtures, equipment and other personal property financed with the proceeds from the FF&E Facility.

               "Stop Funding Notice" shall have the meaning assigned that term in the Disbursement Agreement.

               "Subordinated Indebtedness" means (i) the Indebtedness in respect of the Subordinated Notes and (ii) any Indebtedness in respect of the Substitute Tranche B Loan or the Completion Guaranty.

               "Subordinated Notes" means the $97,500,000 in aggregate principal amount of Split Coupon Senior Subordinated Notes due 2005 of Borrowers issued pursuant to the Subordinated Notes Indenture.

               "Subordinated Notes Indenture" means the Indenture dated as of November 14, 1997 between Borrowers, certain guarantors named therein and the Subordinated Notes Indenture Trustee.

               "Subordinated Notes Indenture Trustee" means First Union National Bank in its capacity as trustee under the Subordinated Notes Indenture and its successors in such capacity.

               "Subsidiary" means, with respect to any Person, (i) any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof and (ii) any partnership or limited liability company of which more than 50% of such entities' capital accounts, distribution rights, general or limited partnership interests or membership interests are owned or controlled directly or indirectly by such Person or one or more other Subsidiaries of that Person or a combination thereof. Notwithstanding the foregoing, Mall Subsidiary, Phase II Subsidiary, Phase II Manager, Phase II Direct Holding Company, Mall Manager, Mall Direct Holdings and their respective Subsidiaries shall not constitute Subsidiaries under this Agreement or any other Loan Document, except for purposes of Article 4 (representations and warranties) (other than subsection 4.8), and subsection 5.1 and for purposes of any definitions as used in Article 4 or subsection 5.1.

               "Substitute Tranche B Loan" means (i) any amount which is received by Lender pursuant to the Tranche B Guaranty and Security Documents funded by Adelson upon a draw under the Tranche B Collateral which Adelson elects to have treated as a subordinated loan to Venetian, (ii) any refinancing of the loans described under clauses (i) or (ii) provided in the case of clauses
(i), (ii) and (iii) that such refinancing loan is in an amount not to exceed at any time an aggregate principal amount of $35,000,000, (plus accrued and unpaid interest thereon) is evidenced by a Substitute Tranche B Note and is subject to the terms of the Adelson Intercreditor Agreement.

               "Substitute Tranche B Note" means a note substantially in the form of Exhibit N hereto (as in effect on the date hereof).

               "Supplier Joint Venture" means any Person that supplies or provides materials or services to any Borrower or the Construction Manager or any contractor in the Project and in which a Borrower or one of its Subsidiaries have Investments.

               "Tax" or "Taxes" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its lending office).

               "Tax Amount" means, with respect to a Estimation Period or a taxable year, as the case may be an amount equal to (A) the product of (x) the taxable income (including all separate items of income) of LVSI or Venetian, as the case may be, for such Estimation Period or taxable year, as the case may be, and (y) the Applicable Tax Percentage reduced by (B) to the extent not previously taken into account, any income tax benefit attributable to LVSI or Venetian, as the case may be, which could be utilized (without regard to the actual utilization) by its members or shareholders, as the case may be, in the current or prior taxable year, or portion thereof, commencing on or after the Closing Date (including any tax losses or tax credits), computed at the Applicable Tax Percentage of the year that such benefit is taken into account for purposes of this computation; provided, however, that, the computation of Tax Amount shall also take into account (C) the deductibility of state and local taxes for federal income tax purposes, and (D) any difference in the Applicable Tax Percentage resulting from the nature of taxable income (such as capital gain as opposed to ordinary income).

               "Tax Amounts CPA" means a nationally recognized certified public accounting firm.

               "Third-Party Account Agreement" means that certain Third-Party Account Agreement dated as of the date hereof entered into among Lender, Adelson and Goldman Sachs & Co., substantially in the form of Exhibit O hereto.

               "Title Company" means Lawyers Title of Nevada, Inc. or an Affiliate thereof and/or one or more other title insurance companies reasonably satisfactory to Lender.

               "Total Gross Revenue" shall mean, for any specified projected period, the entire amount of fixed rental with respect to space in the Mall as to which written, binding, fully executed leases have been signed plus the amount of variable rent for such space in the Mall projected based on historical levels of percentage rents yield pursuant to existing leases the term of which extends through the projected period.

               "Tranche A Commitment" means the commitment of Lender to make Tranche A Loans as set forth in subsection 2.1A.

               "Tranche A Loan" means the loans made under the Tranche A Commitment in an aggregate principal amount of up to $105,000,000 made by Lender to Borrowers pursuant to subsection 2.1A.

               "Tranche A Take Out Commitment" means the commitment of Permanent Mall Lender dated as of the date hereof to make a loan to Mall Subsidiary in the amount of $105,000,000 to take out the Tranche A Loan or any other commitment to make such a loan that replaces the commitment described above in accordance with the Tri-Party Agreement.

               "Tranche B Collateral" means amounts or securities deposited by Adelson in an account to the security interest of Lender pursuant to the terms of the Tranche B Guaranty and Security Documents.

               "Tranche B Commitment" means the commitment of Lender to make "Tranche B" Loans as set forth in subsection 2.1A.

               "Tranche B Guaranty and Security Documents" means the Adelson Guaranty, the Collateral Account Agreement and the Third-Party Account Agreement.

               "Tranche B Loan" means the loans made under the Tranche B Commitment in an aggregate principal amount of up to $35,000,000 made by Lender to Borrowers pursuant to subsection 2.1A.

               "Tranche B Take Out Commitment" means the commitment of Adelson contained in the Tri-Party Agreement to enter into and fund a loan to Mall Subsidiary in the amount of $35,000,000 less amounts drawn under the Adelson Guaranty to take out the Tranche B Loan or any other commitment to make such a loan that replaces the commitment of Adelson in accordance with the Tri-Party Agreement.

               "Transaction Costs" means the fees, costs and expenses payable by Borrowers on or before the Closing Date in connection with the transactions contemplated by the Loan Documents and the Project Documents.

               "Tri-Party Agreement" means the agreement between Venetian, LVSI, Adelson, the Mall Construction Subsidiary, the Mall Subsidiary, Lender and the Permanent Mall Lender.

               "True-up Amount" means, in respect of a particular taxable year, an amount determined by the Tax Amounts CPA equal to the difference between (i) the aggregated Permitted Quarterly Tax Distributions actually distributed in respect of such taxable year, without taking into account any adjustments to such Permitted Quarterly Tax Distributions made with respect to any other taxable year (including any adjustment to take into account a True-up Amount for the immediately preceding taxable year) and (ii) the Tax Amount permitted to be distributed in respect of such year as determined by reference to LVSI's Internal Revenue Service Form 1120-S or Venetian's IRS Form 1065 filed for such year; provided, however, that if there is an audit or other adjustment with respect to a return filed by the LVSI or Venetian (including a filing of an amended return), upon a final determination or resolution of such audit or other adjustment, the Tax Amounts CPA shall redetermine the True-up Amount for the relevant taxable year. The amount equal to the excess, if any, of the amount described in clause (i) above over the amount described in clause
(ii) above shall be referred to as the "True-up Amount due to LVSI" or the "True-up Amount due to Venetian", as the case may be and the excess, if any, of the amount described in clause (ii) over the amount described in clause (i) shall be referred to as the "True-up Amount due to the shareholders or members."

               "True-up Determination Date" means the date on which the Tax Amounts CPA delivers a statement to the Administrative Agent indicating the True-up Amount; provided, however, that the True-up Determination Date shall not be later than 30 days after the occurrence of an event requiring the determination of the True-up Amount (including, the filing of the federal and state tax returns or the final determination or resolution of an audit or other adjustment, as the case may be).

               "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

               "Venetian" means Venetian Casino Resort, LLC, a Nevada limited liability company.

               "Work Continuation Agreement" means that certain Work Continuation Agreement for Construction of Sands Venetian Project, Las Vegas, Nevada dated as of April 10, 1997 between the Construction Manager and the Building and Construction Trades Council of Southern Nevada and its affiliated local unions.

1.2 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement.

               Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned them in conformity with GAAP. Financial statements and other information required to be delivered by Borrowers to Lender pursuant to clauses (i), (ii),
(iii) and (xiii) of subsection 5.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 5.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 4.3.

1.3     Other Definitional Provisions and Rules of Construction.

               A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

               B. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

               C. The use in any of the Loan Documents of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

               D. Any reference to any agreement or instrument shall be deemed to include a reference to such agreement or instrument as assigned, amended, supplemented or otherwise modified from time to time in accordance with subsection 6.12 and, while applicable, the Disbursement Agreement.

               E. Any reference to a term defined in the Disbursement Agreement shall have the meaning assigned that term in the Disbursement Agreement whether or not such agreement remains in effect.


Section 2.     AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1     Commitments; Making of Loans; Notes; Maturity.

        A. Commitment. Subject to the terms and conditions of this Agreement and, while in effect, the Disbursement Agreement and in reliance upon the representations and warranties of Borrowers herein set forth and, while in effect, the representations and warranties set forth in the Disbursement Agreement, Lender hereby agrees to make the Loans described in this subsection

2.1A. Lender agrees to lend to Borrowers from time to time during the period from the Closing Date to but excluding the Commitment Termination Date an aggregate amount not exceeding the aggregate amount of the Commitment to be used for the purposes identified in subsection 2.5A. The amount of Lender's Commitment is $105,000,000 under the Tranche A Commitment and $35,000,000 under the Tranche B Commitment, with any Loans made by Lender to Borrowers pursuant to this Agreement being deemed to be made pursuant to the Tranche B Commitment up to the full amount of the Tranche B Commitment before any Loans are deemed to be made pursuant to the Tranche A Commitment; provided that the Commitment of Lender shall be adjusted to give effect to any assignments of the Loan or Commitment pursuant to subsection 8.1; and provided, further that the amount of the Commitment shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4A or 2.4B. Amounts borrowed under this subsection 2.1A and subsequently repaid or prepaid may not be reborrowed.

        B. Maturity. Subject to the conditions set forth in this subsection 2.1B and subject to earlier acceleration, the Obligations shall be due and payable on the Primary Maturity Date, provided that Borrowers shall have one (1) option to extend the term of the Loans to the Extended Maturity Date, subject to the satisfaction of the following conditions:

               (i) Not less than thirty (30) nor more than sixty (60) days prior to the Primary Maturity Date, all, and not less than all Borrowers shall provide Lender with written notice of their election to extend the term of the Loan (the "Extension Election Notice");

               (ii) Borrowers shall have paid to Lender on or before the Primary Maturity Date in immediately available funds the Extension Fee described in subsection 2.3A;

               (iii) At all times between the time the Extension Election Notice is given and the Primary Maturity Date, no Event of Default or Potential Event of Default shall have occurred and be continuing;

               (iv) The Mall Parcel shall have been created prior to the Primary Maturity Date;

               (v) There shall be written, binding and fully executed, leases of space in the Mall resulting in a Deemed Debt Service Coverage Ratio of not less than 1.25 on the Tranche A Loan; and

               (vi) There shall be no default under the Tranche A Take Out Commitment, Tranche B Take Out Commitment and the Tranche B Guaranty and Security Documents and each such agreement shall be in full force and effect and unmodified except for modifications expressly and specifically consented to in writing by Lender and each such agreement shall not have expired or terminated prior to the Extended Maturity
        Date.

               C. Borrowing Mechanics. Whenever Borrowers desire Lender to make Loans they shall deliver in accordance with and pursuant to the terms of subsection 2.5 of the Disbursement Agreement such Advance Requests and Notices of Funding Requests in the form, at the times and as required thereunder. Notwithstanding the foregoing, in no case shall Lender have any obligation to make Loans unless required pursuant to the Disbursement Agreement.

               Borrowers shall notify Lender and Disbursement Agent prior to the funding of any Loans in the event that any of the matters to which Borrowers are required to certify in connection with the applicable Advance Request and Notice of Funding Request is no longer true and correct as of the applicable Funding Date, and the acceptance by Borrowers of the proceeds of any Loans shall constitute a re-certification by Borrowers, as of the applicable Funding Date, as to the matters to which Borrowers are required to certify in the applicable Advance Request and Notice of Funding Request.

               A Final Notice of Funding Request for a Loan shall be irrevocable on and after the related Rate Adjustment Date, and Borrowers shall be bound to make a borrowing in accordance therewith; provided that, in the event a Stop Funding Notice is delivered with respect to any proposed Loans after delivery of a Notice of Funding Request with respect thereto, Lender shall not make such Loans, provided further that Borrower shall be obligated to make any payments due pursuant to subsection 2.6 as a result thereof.

               D. Disbursement of Funds. Upon satisfaction or waiver of the conditions precedent specified in subsections 3.1 (in the case of Loans made on the Closing Date) and 3.2 (in the case of all Loans), as evidenced by an Advance Confirmation Notice issued by the Disbursement Agent, Lender shall make the aggregate amount of the requested Loans available to the Disbursement Agent in the Collection Account as required pursuant to the Disbursement Agreement on the applicable Funding Date and the Disbursement Agent shall then make the proceeds of such Loans available to Borrowers in accordance with and upon fulfillment of conditions set forth in the Disbursement Agreement and in so doing Loans in such amounts shall be deemed made to Borrowers hereunder.

               In the event that the proceeds of any Loans are not disbursed by the Disbursement Agent on the applicable Funding Date, the proceeds of such Loans shall be held by the Disbursement Agent or returned to Lender in accordance with the provisions set forth in the

Disbursement Agreement; provided, however that the proceeds of such Loans shall continue to bear interest and be repayable in accordance with the provisions set forth in this Agreement. In the event that Lender receives a Stop Funding Notice from the Disbursement Agent in accordance with and pursuant to the terms of the Disbursement Agreement, Lender shall have no obligation to advance the Loans and no Loans already provided to the Collection Account (i) before issuance of the Stop Funding Notice and (ii) before such Loans are drawn by Borrowers or disbursed by Disbursement Agent to Borrowers, shall be made available to Borrowers.

               E. Statements. Lender shall record on its internal records the amount of each Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Borrowers, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect Lender's Commitment or Obligations in respect of any applicable Loans.

               F. Notes. Borrowers shall execute and deliver on the Closing Date to Lender (i) a Tranche A Note in substantially the form of Exhibit M-1 hereto to evidence the Loans, in the principal amount of $105,000,000 and with other appropriate insertions; and (ii) a Tranche B Note in substantially the form of Exhibit M-2 hereto to evidence the Loans, in the principal amount of $35,000,000 and with other appropriate insertions.

2.2            Interest on the Loans.

               A. Rate of Interest. Subject to the provisions of subsections 2.6 and 2.7, each Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate of interest equal to the Adjustable Rate.

               B. Interest Payments. Subject to the provisions of subsection 2.2C, interest on each Loan shall be payable monthly in arrears on the last Business Day of each calendar month, upon any prepayment of the Loans (to the extent accrued on the amount being prepaid) and at maturity (including final maturity).

               C. Default Rate. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is five hundred (500) basis points per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2C shall not be a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Lender.

               D. Computation of Interest. Interest on the Loans shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan shall be included, and the date of payment of such Loan shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan, and provided further that interest shall be paid on the date of the payment of a Loan if payment is received after 12:00 noon Chicago time.

2.3            Fees.

               A. Commitment Fees. Borrowers agree to pay to Lender, as consideration of the opening of and for the making of the Loans, a commitment fee, which shall be earned and payable in full upon the Closing Date, in the amount of $2,100,000, to be allocated as set forth in a separate fee agreement between Borrowers, Lender and Goldman, Sachs & Co. In addition, in the event that Borrowers elect to extend the term of the Loans pursuant to subsection 2.1, Borrowers agree to pay Lender an additional fee (the "Extension Fee"), payable on or before the Primary Maturity Date, in the amount of $350,000.

               B. Other Fees. Borrowers agree to pay to Lender such other fees in the amounts and at the times separately agreed upon between Borrowers and Lender.

2.4 Prepayments; General Provisions Regarding Payments; Application of Proceeds of Collateral and Payments Under Intermediate Holding Company Guaranty.

               A. Prepayments. Borrowers may, upon not less than three Business Days' prior written or telephonic notice given to Lender by 12:00 Noon (Chicago time) on the date required and, if given by telephone, promptly confirmed in writing to Lender, at any time and from time to time prepay any Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount provided, however, that Borrowers shall pay any amount payable pursuant to subsection 2.6, and provided, further, that no such prepayment shall reduce the commitment fees provided for in subsection 2.3. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein.

Any such voluntary prepayment shall be applied as specified in subsection 2.4C(ii). Any prepayments shall be applied first to outstanding principal and interest and other amounts owed under the Tranche A Loans and second to outstanding principal and interest and other amounts owed under the Tranche B Loans.

        B.     Mandatory Prepayments and Mandatory Reduction of Commitment.

               The Loans shall be prepaid and/or the Commitments shall be permanently reduced in the amounts and under the circumstances set forth below, all such prepayments and/or reductions to be applied as set forth below or as more specifically provided in subsection 2.4C:

               (i) Prepayments and Reductions From Net Asset Sale Proceeds. No later than the first Business Day following the date of receipt by Borrowers or any of their Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale (other than Net Asset Sale Proceeds in respect of the sale of any obsolete worn out or surplus assets or assets no longer used or useful in the business of the Project or of construction equipment having a fair market value not in excess of $4,000,000 prior to Completion Date or during the first year following Completion Date, but only in each case to the extent reinvested in the business of Borrowers or such Subsidiary within 180 days of receipt), Borrowers shall prepay the Loans and/or the Commitment shall be permanently reduced in an aggregate amount equal to such Net Asset Sale Proceeds.

               (ii) Prepayments and Reductions from Net Loss Proceeds and Liquidated Damages. No later than the second Business Day on which Loss Proceeds or Liquidated Damages are required to be applied to prepayment of Loans under subsection 5.20 of the Disbursement Agreement, Article X, sections 5 and 12 of the Cooperation Agreement or Article XII, section 8 of the Cooperation Agreement (as applicable), Borrowers shall prepay the Loans and/or the Commitment shall be permanently reduced in an amount equal to the Loss Proceeds or Liquidated Damages, as applicable, available for such application under subsection 5.20 of the Disbursement Agreement, Article X, sections 5 and 12 of the Cooperation Agreement or
        Article XII, section 8 of the Cooperation Agreement (as applicable) but not exceeding that portion thereof determined to be payable to Lender in accordance with Section 4.5 of the Intercreditor Agreement.

               (iii) Prepayments and Reductions Due to Issuance Debt or Equity. On the first Business Day following the date of receipt by Borrowers or any of their Subsidiaries, of the proceeds (including Cash, real property or other property) (any such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being "Net

        Proceeds") from the issuance of any debt or equity of Borrowers or any of their Subsidiaries (other than any debt expressly permitted under subsection 6.1 and any equity issuances to employees of Borrowers upon exercise of options issued pursuant to employment agreements and option plans as in effect on the Closing Date), Borrowers shall prepay the Loans and/or the Commitment shall be permanently reduced in an aggregate amount equal to (i) in the case of any equity issuance, 75% of such Net Proceeds and (ii) in the case of any debt, 100% of such Net Proceeds. Notwithstanding the foregoing, (y) Borrowers shall not be required to prepay the Loans and/or reduce Commitment from any proceeds (including Cash, real property or other property), of equity contributions from, or equity issuances to, Adelson or any of his Affiliates (other than the Subsidiaries) to LVSI or Venetian or used for the expansion or improvement of the Project or to pay operating costs with respect thereto and (z) any portion of the Net Proceeds of equity issuances not required to be applied to prepay the Loans and/or to reduce the Commitment shall, in any event, be used for the expansion or improvement of the Project or to pay operating costs with respect thereto.

               (iv) Calculations of Net Proceeds Amounts; Additional Prepayments and Reductions Based on Subsequent Calculations. Concurrently with any prepayment of the Loans and/or if applicable the reduction of Commitments pursuant to subsections 2.4B(i)-(iii), Borrowers shall deliver to Lender an Officers' Certificate demonstrating the calculation of the amount (the "Net Proceeds Amount") of the applicable Net Asset Sale Proceeds or Loss Proceeds or Liquidated Damages, Net Proceeds (as such terms are defined in subsections 2.4B(iii)), or the amount of the subsidiary distribution or other amounts, as the case may be, that gave rise to such prepayment and/or reduction. In the event that Borrowers shall subsequently determine that the actual Net Proceeds Amount was greater than the amount set forth in such Officers' Certificate, Borrowers shall promptly make an additional prepayment of the Loans (and/or, if applicable, the Commitment shall be permanently reduced) in an amount equal to the amount of such excess, and Borrowers shall concurrently therewith deliver to Lender an Officers' Certificate demonstrating the derivation of the additional Net Proceeds Amount resulting in such excess.

        C.      Application of Prepayments and Unscheduled Reductions of
                Commitment.

               Any voluntary prepayments and any amount required to be applied as a mandatory prepayment of the Loans and/or a reduction of the Commitment pursuant to subsections 2.4B(i)-(iv) pursuant to subsection 2.4A shall be applied first to repay the outstanding Tranche A Loan to the full extent thereof, then to repay the outstanding Tranche B Loan.

        D.     General Provisions Regarding Payments.

               (i) Manner and Time of Payment. All payments by Borrowers of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Lender not later than 12:00 Noon (Chicago time) on the date due at the Funding and Payment Office for the account of Lender; funds received by Lender after that time on such due date shall be deemed to have been paid by Borrowers on the next succeeding Business Day. Borrowers hereby authorize Lender to charge the Loans in order to cause timely payment to be made to Lender of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

               (ii) Application of Payments to Principal and Interest. All payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal and in accordance with subsection 2.4A.

               (iii) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

               (iv) Notation of Payment. Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Borrowers hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

2.5     Use of Proceeds.

        A. Use of Loans for Project. The proceeds of the Loans shall be applied by Borrowers to fund the development and construction of the Project and costs and expenses incurred by Borrowers in connection with the transactions contemplated hereby, all pursuant to the Disbursement Agreement.

        B. Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by Borrowers or any of their Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6 Breakage Fees. Notwithstanding any other provision of this Agreement to the contrary, Borrowers shall compensate Lender, upon written request by Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by Lender to lenders of funds borrowed by it to make or carry its Loans and any loss, expense or liability sustained by Lender in connection with the liquidation or re-employment of such funds) which Lender may sustain: (i) if for any reason (other than a default by Lender) a borrowing of any Loan does not occur on a date specified therefor in an Advance Request and/or Notice of Funding Request, (ii) if any prepayment (including any prepayment pursuant to subsection 2.4C(i)) or other principal payment occurs on a date prior to the Rate Adjustment Date, (iii) if any prepayment of any of its Loans is not made on any date specified in a notice of prepayment given by Borrowers, or (iv) as a consequence of any other default by Borrowers in the repayment of its Loans when required by the terms of this Agreement. Calculation of all amounts payable to Lender under this subsection 2.6 and under subsection 2.7A shall be made as though Lender had actually funded each of its relevant Loans through the purchase of a deposit bearing interest at the Index rate and having a thirty
(30) day maturity and through the transfer of such deposit from an offshore office of Lender to a domestic office of Lender in the United States of America; provided, however, Lender may fund each of its Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

2.7     Increased Costs; Taxes; Capital Adequacy.

        A. Compensation for Increased Costs and Taxes. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

               (i) subjects Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of Lender) with respect to this Agreement or any of its obligations hereunder or any payments to Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

               (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan or similar requirement against assets held by or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender; or

               (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting Lender (or its applicable lending office) or its obligations hereunder or the interbank market;

and the result of any of the foregoing is to increase the cost to Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrowers shall promptly pay to Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as Lender in its sole discretion shall determine) as may be necessary to compensate Lender for any such increased cost or reduction in amounts received or receivable hereunder. Lender shall deliver to Borrowers a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

        B.     Withholding of Taxes.

               (i) Payments to Be Free and Clear. All sums payable by Borrowers under this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Borrowers or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment, all such non-excluded Taxes being hereinafter collectively referred to as "Included Taxes".

               (ii) Grossing-up of Payments. If Borrowers or any other Person is required by law to make any deduction or withholding on account of any such Included Tax from any sum paid or payable by Borrowers to Lender under any of the Loan Documents:

                      (a) Borrowers shall notify Lender of any such requirement
               or any change in any such requirement as soon as Borrowers become aware of it;

                      (b) Borrowers shall pay any such Included Tax before the
               date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Borrowers) for its own account or (if that liability is imposed on Lender) on behalf of and in the name of Lender;

                      (c) the sum payable by Borrowers in respect of which the
               relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Lender receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                      (d) within 30 days after paying any sum from which it is
               required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Included Tax which it is required by clause (b) above to pay, Borrowers shall deliver to Lender satisfactory evidence of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

        provided that no such additional amount shall be required to be paid to Lender under clause (c) above except to the extent that any change after the date hereof (in the case of Lender) or after the date of the Assignment Agreement pursuant to which Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to Lender.

               (iii)  Evidence of Exemption from U.S. Withholding Tax.

                      (a) Each Lender that is organized under the laws of any
               jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "Non-US Lender") shall deliver to Borrowers, or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender, and at such other times as may be necessary in the determination of Borrowers (in the reasonable exercise of their discretion), (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or
               (2) if such Lender is not a "bank" or other Person described in
               Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (1) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

                      (b) Each Lender required to deliver any forms,
               certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Borrowers two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or

                (2) notify Borrowers of its inability to deliver any such forms, certificates or other evidence.

                        (c) Borrowers shall not be required to pay any
                additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of clause (a) or (b)(1) of this subsection 2.7B(iii); provided that if such Lender shall have satisfied the requirements of subsection 2.7B(iii)(a) on the date of the Assignment Agreement pursuant to which it became a Lender, nothing in this subsection 2.7B(iii)(c) shall relieve Borrowers of their obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

        C. Capital Adequacy Adjustment. If Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of Lender or any corporation controlling Lender as a consequence of, or with reference to, Lender's Loans or Commitments or participations therein or other obligations hereunder with respect to the Loans to a level below that which Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Borrowers from Lender of the statement referred to in the next sentence, Borrowers shall pay to Lender such additional amount or amounts as will compensate Lender or such controlling corporation on an after-tax basis for such reduction. Lender shall deliver to Borrowers a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.8     Obligation of Lender to Mitigate.

        Lender agrees that, as promptly as practicable after the officer of Lender responsible for administering the Loans becomes aware of the occurrence of an event or the existence of a condition that would entitle Lender to receive payments under subsection 2.7, it will, to the extent not inconsistent with the internal policies of Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitment through another lending office of Lender or (ii) take such other measures as Lender may deem reasonable, if as a result thereof the circumstances which would entitle Lender to receive payments under subsection 2.7 would cease to exist or the additional amounts which would otherwise be required to be paid to Lender pursuant to subsection 2.7 would be materially reduced and if, as determined by Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitment or Loan through such other lending office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitment or Loan or the interests of Lender provided that Lender will not be obligated to utilize such other lending office pursuant to this subsection 2.8 if Lender would incur incremental expenses as a result of utilizing such other lending office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Borrowers pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by Lender to Borrowers (with a copy to Disbursement Agent) shall be conclusive absent manifest error. Lender agrees that it will not request compensation under subsection 2.7 unless Lender requests compensation from borrowers under other lending arrangements with Lender who are similarly situated.

2.9     Obligations Joint and Several.

        Anything herein to the contrary notwithstanding, each Borrower hereby agrees and acknowledges that the obligation of each Borrower for payment of the Obligations shall be joint and several with the obligations of the other Borrower hereunder regardless of which Borrower actually receives the proceeds or benefits of any borrowing hereunder. Each Borrower hereby agrees and acknowledges that it will receive substantial benefits from the Loans and credit facilities made available under this Agreement.

        Each Borrower agrees that its joint and several obligation to pay all Obligations hereunder is irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than the indefeasible payment in full of the Obligations, and the liability of each Borrower with respect to the Obligations shall not be affected, reduced or impaired by (i) consideration of the amount of proceeds of the Loans received by any Borrower relative to the aggregate amount of the Loans, (ii) the dissolution or termination of or any increase, decrease or change in personnel of, Borrower, (iii) the insolvency or business failure of, or any assignment for the benefit of creditors by, or the commencement of any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceedings by or against the other Borrower or (iv) the appointment of a receiver for, or the attachment, restraint of or making or levying of any order of court or legal process affecting, the property of the other Borrower. Each Borrower agrees that a separate action or actions may be brought and prosecuted against such Borrower whether or not action is brought against the other Borrower and whether or not the other Borrower is joined in any such action or actions. Either Borrower's payment of a portion, but not all, of the Obligations shall in no way limit, affect, modify or abridge such Borrower's liability for that portion of the Obligations which is not paid.

        Each Borrower hereby waives any right to require Lender, as a condition of payment or performance of the Obligations by such Borrower, to proceed against the other Borrower or any other Person, to exhaust any security held from any Borrower, or pursue any other remedy in the power of Lender. Each Borrower hereby waives any defense arising by reason of incapacity, lack of authority or any disability or other defense that may be available to the other Borrower and any defenses or benefits that may be derived or afforded by law which would limit the liability of or exonerate any guarantor or surety with respect to the obligations, or which may conflict with the terms and provisions of this Agreement, other than the indefeasible payment in full of the Obligations.

        Any indebtedness of a Borrower now or hereafter held by the other Borrower is hereby subordinated in right of payment to the Obligations, and any such indebtedness of a Borrower to the other Borrower collected or received by such other Borrower after an Event of Default has occurred and is continuing shall be held in trust for Lender and shall forthwith be paid over to Lender to be credited and applied against the Obligations but without affecting, impairing or limiting in any manner the liability of such other Borrower under any other provision of this Agreement.

Section 3.     CONDITIONS TO LOANS

               The obligation of Lender to make Loans hereunder is subject to the satisfaction of the following conditions.

3.1     Conditions to Initial Loans.

        The obligation of Lender to make the initial Loan, in addition to each of the conditions precedent specified in Section 3.1 of the Disbursement Agreement and subsection 3.2 herein, is subject to prior or concurrent satisfaction of the following conditions:

        A. Mall Lease; Deeds of Trust; Mortgage Policy; Etc. Lender shall have received from Borrowers:

               (i) Evidence that Venetian and Mall Construction Subsidiary shall have entered into the Mall Lease and that the Mall Lease, or a memorandum thereof, has been duly recorded in the appropriate filing or recording office in the jurisdiction in which the Mortgaged Property is located or that the Mall Lease or a memorandum thereof has been irrevocably delivered to Title Company for such recordation.

               (ii) Deeds of Trust. A fully executed and notarized Deed of Trust and a fully executed and notarized Leasehold Deed of Trust, each duly recorded in the appropriate filing or recording office in Clark County, Nevada or evidence that such Deed of Trust and Leasehold Deed of Trust have been irrevocably delivered to the Title Company for such recordation.

               (iii) Title Insurance. (a) A 1970 (amended October 17, 1970) ALTA mortgagee title insurance policy or policies or unconditional commitment therefor (the "Mortgage Policy") in the form of Exhibit P hereto issued by the Title Company with respect to the Mortgaged Property in an amount not less than the maximum aggregate amount of the Commitment, insuring a valid leasehold interest in the Mall Lease vested in Mall Construction Subsidiary and insuring, Lenders interest in the fee space of the Mall for the benefit of Lender, that the Deed of Trust creates valid and enforceable First Priority deed of trust Lien on the Mortgaged Property, subject only to Permitted Liens and that the Leasehold Deed of Trust creates a valid and enforceable deed of trust lien on or in the Mall Construction Subsidiary's leasehold interest under the Mall Lease subject only to Permitted Liens, which Mortgage Policy (1) shall include an endorse ment for mechanics' liens, for future advances under this Agreement and for any other matters reasonably requested by, (2) shall provide for affirmative insurance and such reinsurance as Lender may reasonably request, all of the foregoing in form and substance satisfactory to Lender and (3) shall not have a creditor's rights exception; and (b) evidence reasonably satisfactory to Lender that Borrowers have or have caused to be (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Mortgage Policy and (ii) paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of the Mortgage Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Deed of Trust and the Leasehold Deed of Trust in the appropriate real estate records;

                (iv) Copies of Documents Relating to Title Exceptions. Copies of all recorded documents listed as exceptions to title or otherwise referred to in the Mortgage Policy;

                (v) Matters Relating to Flood Hazards. (a) Evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to whether the Mortgaged Property is located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards and if so, whether the community in which the Mortgaged Property is located participates in the National Flood Insurance Program, (b) if the Mortgaged Property is located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards, written acknowledgment from Venetian and Mall Construction Subsidiary of receipt of written notification from Lender (1) that the Mortgaged Property is located in a special flood hazard area and (2) as to whether the community in which the Mortgaged Property is located is participating in the National Flood Insurance Program, and (c) in the event the Mortgaged Property is located in a community that participates in the National Flood Insurance Program, evidence that Borrowers have obtained flood insurance in respect of the Mortgaged Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System; and

               (vi) Environmental Indemnity. An environmental indemnity agreement, in the form of Exhibit Q hereto, with respect to the indemnification of Lender for any liabilities that may be imposed on or incurred by it as a result of any Hazardous Materials Activity.

        B. Security Interests in Personal and Mixed Property. Lender shall have received evidence reasonably satisfactory to it that Borrowers shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (iii) and (iv) below) that may be necessary or, in the reasonable opinion of Lender, desirable in order to create in favor of Lender, a valid and (upon such filing and recording) perfected First Priority security interest in the entire personal and mixed property Collateral. Such actions shall include the following:

                (i) Schedules to Collateral Documents. Delivery to Lender of accurate and complete schedules to all of the applicable Collateral Documents.

                (ii) Lien Searches and UCC Termination Statements. Delivery to Lender of (a) the results of a recent search, by a Person reasonably satisfactory to Lender, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Loan Party, together with copies of all such filings disclosed by such search, and (b) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement); and

               (iii) UCC Financing Statements and Fixture Filings. Delivery to Lender of UCC financing statements and, where appropriate, fixture filings, duly executed by each applicable Loan Party with respect to all personal and mixed property Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the reasonable opinion of Lender, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents.

        C. Solvency Assurances. On the Closing Date, Lender shall have received a Financial Condition Certificate from Borrowers dated the Closing Date, substantially in the form of Exhibit R hereto and with appropriate attachments, in each case demonstrating that, after giving effect to the transactions contemplated by this Agreement, the other Loan Documents and the other Operative Documents, Borrowers will be Solvent.

        D. Opinions of Counsel to Borrowers. Lender and its counsel shall have received (i) originally executed copies of one or more favorable written opinions of Paul, Weiss, Rifkind, Wharton & Garrison, counsel for Borrowers and their Subsidiaries, and (ii) originally executed copies of one or more favorable written opinions of Lionel Sawyer & Collins, Nevada counsel for Borrowers and their Subsidiaries, each in form and substance reasonably satisfactory to Lender and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibits S and T hereto, respectively, and as to such other matters as Lender may reasonably request. Borrowers hereby acknowledge and confirm that they have requested such counsel to deliver such opinions to Lender.

        E. Fees. Borrowers shall have paid to Lender, the fees payable on the Closing Date referred to in subsection 2.3.

        F. Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found reasonably acceptable by Lender and its counsel shall be reasonably satisfactory in form and substance to Lender and such counsel, and Lender and such counsel shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

        G. Conditions to Initial Advances Under Disbursement Agreement. Each of the conditions set forth in Article 3.1 of the Disbursement Agreement shall have been satisfied in form and substance reasonably satisfactory to Lender.

        H. Take Out Agreements. Lender shall be satisfied in its sole discretion that: (a) the Tranche A Take Out Commitment shall have been executed and delivered and is in full force and effect; and (b) the Tranche B Take Out Commitment has been executed and delivered and is in full force and effect; and
(c) the Tranche B Guaranty and Security Documents have been executed and delivered and are in full force and effect and Adelson has deposited all amounts required pursuant thereto.

3.2  Conditions to Subsequent Advances.

               The obligation of Lender to make any subsequent Loans is subject to Lender having received before the Funding Date, an Advance Confirmation Notice in accordance with the provisions of the Disbursement Agreement.

Section 4.     BORROWERS' REPRESENTATIONS AND WARRANTIES

               In order to induce Lender to enter into this Agreement and to make the Loans, Borrowers represent and warrant to Lender that, on the Closing Date, the following statements are true, correct and complete:

4.1  Organization, Powers, Qualification, Good Standing, Business and
     Subsidiaries.

        A. Organization and Powers. Each Loan Party is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as specified in Schedule 4.1A hereto. Each Loan Party has all requisite corporate or limited liability company power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and Project Documents to which it is a party and to carry out the transactions contemplated thereby.

        B. Qualification and Good Standing. Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

        C. Ownership of Borrowers. The equity interests in each of Borrowers is duly authorized, validly issued and (if applicable) fully paid and nonassessable and, as of the Closing Date, none of such equity interests constitute Margin Stock. Schedule 4.1C correctly sets forth the ownership of each Borrower.

        D. Subsidiaries. All of the Subsidiaries of Borrowers are identified in
Schedule 4.1D hereto. The equity interests of each of the Subsidiaries of Borrowers identified in Schedule 4.1D hereto is duly authorized, validly issued and (if applicable), fully paid and nonassessable and none of such equity interests constitutes Margin Stock. Each of the Sub sidiaries of Borrowers identified in Schedule 4.1D hereto is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization set forth therein, has all requisite corporate or limited liability company power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority has not had and will not have a Material Adverse Effect. Schedule 4.1D hereto correctly sets forth the ownership interest of Borrowers and each of its Subsidiaries in each of the Subsidiaries of Borrowers identified therein.

        E. Rights to Acquire Equity. There are no options, warrants, convertible securities or other rights to acquire any equity interests in any Borrower or any of their Subsidiaries (other than Phase II Subsidiary) except as set forth as Schedule 4.1E.

        F. Conduct of Business. Borrowers and their Subsidiaries (other than the Mall Subsidiary and Phase II Subsidiary) are engaged only in the businesses permitted to be engaged in pursuant to subsections 6.11.

4.2  Authorization of Borrowing, etc.

        A. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents and the Project Documents have been duly authorized by all necessary corporate action on the part of each Loan Party that is a party thereto.

        B. No Conflict. The execution, delivery and performance by Loan Parties of the Loan Documents and the Project Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents and such Project Documents do not and will not (i) violate any provision of (a) any law or any governmental rule or regulation applicable to any of their Subsidiaries, Borrowers or any of their Subsidiaries, (b) the Certificate or Articles of Incorporation, Bylaws or operating agreements of Borrowers or any of their Subsidiaries or (c) any order, judgment or decree of any court or other agency of government binding on Borrowers or any of their Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Con tractual Obligation of Borrowers or any of their Subsidiaries (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrowers or any of their Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Lender), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Borrowers or any of their Subsidiaries except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lender, except for such violations, conflicts, approvals and consents the failure of which to obtain could reasonably be expected to have a Material Adverse Effect.

        C. Governmental Consents. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

        D. Binding Obligation. Each of the Loan Documents and Project Documents has been duly executed and delivered by Loan Parties that are parties hereto or thereto, as applicable, and is the legally valid and binding obligation of Loan Parties, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bank ruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting credi tors' rights generally or by equitable principles relating to enforceability, whether brought in a proceeding in equity or at law.

        E. Valid Issuance of Bank Notes, Mortgage Notes and Subordinated Notes. Borrowers have the corporate or limited liability company power and authority to issue the Bank Notes, Mortgage Notes and the Subordinated Notes. The Bank Notes, Mortgage Notes and the Subordinated Notes, when issued and paid for, will be the legally valid and binding obligations of Borrowers, enforceable against Borrowers in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. The issuance and sale of Bank Notes, Mortgage Notes and the Subordinated Notes, either (a) have been registered or qualified under applicable federal and state securities laws or (b) are exempt therefrom. The Loans and all other monetary Obligations hereunder are and will be within the definition of Senior Debt included in such provisions.

4.3     Financial Condition.

        Borrowers have heretofore delivered to Lender, at Lender's request, the following financial statements and information: (i) the audited consolidated and consolidating balance sheets of LVSI and its Subsidiaries as at December 31, 1996 and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of LVSI and its Subsidiaries for the Fiscal Year then ended and (ii) the unaudited consolidated and consolidating balance sheets of LVSI and its Subsidiaries as at June 30, 1997 and the related unaudited consolidated and consolidating statements of income, stockholders' equity and cash flows of LVSI and its Subsidiaries for the six months then ended. All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated and, where applicable, consolidating basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated and, where applicable, consolidating basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Except for obligations under the Operative Documents, Borrowers do not (and will not following the funding of the initial Loans) have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, financial condition or prospects of Borrowers and their Subsidiaries taken as a whole.

4.4     No Material Adverse Change; No Restricted Junior Payments.

        Since June 30, 1997, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Except as set forth in Schedule 4.4, neither of Borrowers nor any of their Subsidiaries have directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 6.5 and the repayment of the Interim Construction Loan on the Closing Date.

4.5     Title to Properties; Liens; Real Property.

               A. Title to Properties; Liens. Borrowers and their Subsidiaries have (i) good marketable and insurable fee simple title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective material properties and assets reflected in the financial statements referred to in subsection 4.3 or in the most recent financial statements delivered pursuant to subsection 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 6.6. Except as permitted by this Agreement, all such properties and assets are held free and clear of Liens.

               B. Real Property. As of the Closing Date, Schedule 4.5 hereto contains a true, accurate and complete list of (i) all material properties owned by Borrowers or any of their Subsidiaries and (ii) all material leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting real estate of properties owned by Borrowers or any of their Subsidiaries regardless of whether a Borrower or such Subsidiary is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in Schedule 4.5 hereto, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Borrowers do not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Borrower, enforceable against such Borrower in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles except to the extent that the failure of such agreement to be in full force and effect could not reasonably be expected to have a Material Adverse Effect.

4.6     Litigation; Adverse Facts.

               Except as set forth in Schedule 4.6 hereto, there are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of Borrowers or any of their Subsidiaries) at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic


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


or foreign (including any Environmental Claims) that are pending or, to the knowledge of Borrowers, threatened against or affecting Borrowers or any of their Subsidiaries or any property of Borrowers or any of their Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Borrowers nor any of their Subsidiaries
(i) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

4.7     Payment of Taxes.

        Except to the extent permitted by subsection 5.3, all tax returns and reports of Borrowers required to be filed by them have been timely filed, and all taxes shown on such tax returns to be due and payable and all material assessments, fees and other governmental charges upon Borrowers and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Borrowers know of no proposed tax assessment against Borrowers or any of their Subsidiaries which is not being actively contested by Borrowers or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

4.8     Performance of Agreements; Materially Adverse Agreements; Material
        Contracts.

        A. Neither Borrowers nor any of their Subsidiaries is in default in the performance, observance or fulfillment of any of the Contractual Obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences of such default or defaults, if any, would not have a Material Adverse Effect.

        B. Schedule 4.8 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date. Except as described on
Schedule 4.8, all such Material Contracts are, to the knowledge of Borrowers, in full force and effect and no material defaults currently exist thereunder.

4.9     Governmental Regulation.

               Neither Borrowers nor any of their Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, The Federal Power Act, or the Interstate Commerce Act or registration under the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness other than the Nevada Gaming Laws or which may otherwise render all or any portion of the Obligations unenforceable. Incurrence of the Obligations under the Loan Documents complies with all applicable provisions of the Nevada Gaming Laws.

4.10    Securities Activities.

               Neither Borrowers nor any of their Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

4.11    Employee Benefit Plans.

               A. Borrowers, each of their Subsidiaries and each of their respective ERISA Affiliates are in material compliance with all applicable provisions and requirements of ERISA and the regulations thereunder with respect to each Employee Benefit Plan and have performed all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified.

               B. No ERISA Event has occurred or is reasonably expected to occur which has resulted or would be reasonably likely to result in a liability in the aggregate amount of $1,000,000 or more.

               C. Except to the extent required under Section 4980B of the Internal Revenue Code or except as set forth in Schedule 4.11 hereto, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates.

               D. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $1,000,000.

               E. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Borrowers, their Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $1,000,000.

4.12    Certain Fees.

               No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby except as set forth on Schedule 4.12 (other than fees payable to Lender under subsection 2.3 and fees payable to the Permanent Mall Lender), and each Borrower hereby indemnifies Lender against, and agrees that it will hold Lender harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

4.13    Environmental Protection.

               Except as set forth in Schedule 4.13 hereto:

               (i) neither Borrowers nor any of their Subsidiaries nor any of their respective Facilities or operations relating to the Site or the Project are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (a) any Environmental Law, (b) any Environmental Claim, or (c) any Hazardous Materials Activity;

               (ii) neither Borrowers nor any of their Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9604) or any comparable state law;

               (iii) there are and, to Borrowers' knowledge, have been no conditions, occurrences, or Hazardous Materials Activities on the Site or any other Facility relating to the Project which could reasonably be expected to form the basis of an Environmental Claim against Borrowers or any of their Subsidiaries;

               (iv) neither Borrowers nor any of their Subsidiaries nor, to Borrowers' knowledge, any predecessor of Borrowers or any of their Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of Borrowers' or any of their Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent;

               (v) compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws will not, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect.

               Notwithstanding anything in this subsection 4.13 to the contrary, no event or condition has occurred or is occurring with respect to Borrowers or any of their Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity, including any matter disclosed on Schedule 4.13 hereto, which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

4.14    Employee Matters.

               There is no strike or work stoppage in existence or threatened involving Borrowers that could reasonably be expected to have a Material Adverse Effect.

4.15    Solvency.

               Each Borrower is Solvent.

4.16    Matters Relating to Collateral.

        A. Creation, Perfection and Priority of Liens. The execution and delivery of the Collateral Documents by Borrowers, their Related Parties and their Affiliates, together with the actions taken on or prior to the date hereof pursuant to subsections 3.1B and 3.1C are effective to create in favor of Lender, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid and perfected First Priority Lien on all of the Collateral, and all filings and other actions necessary to perfect and maintain the perfection and priority status of such Liens have been duly made or taken and remain in full force and effect, other than the filing of any UCC financing statements delivered to Lender for filing (but not yet filed) and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Lender.

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

        B. Permits. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge or grant by Borrowers of the Liens purported to be created in favor of Lender pursuant to any of the Collateral Documents or (ii) the exercise by Lender of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by subsection 4.16A or as set forth in Schedule 4.16B.

        C. Absence of Third-Party Filings. Except such as may have been filed in favor of Lender as contemplated by subsection 4.16A or filed to perfect a Lien permitted under clauses (iii) through (viii) inclusive of subsection 6.2, no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

        D. Information Regarding Collateral. The Collateral comprises all of the real estate, personal properties, contract rights and other assets related to construction and operation of the Mall, as contemplated by the Project. All information supplied to Lender by or on behalf of Borrowers with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

Section 5.     BORROWERS' AFFIRMATIVE COVENANTS

               Borrowers covenant and agree that, so long as the Commitment hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations, unless Lender shall otherwise give its prior written consent, Borrowers shall perform, and shall cause each of their Subsidiaries to perform (x) prior to Completion Date, all covenants set forth in Article V of the Disbursement Agreement and the covenants set forth in subsections 5.3, 5.5, 5.9, 5.11 and 5.12, inclusive, below and (y) on and after Completion Date all covenants set forth in this Section 5.

5.1     Financial Statements and Other Reports.

               Borrowers will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Borrowers will deliver to
Lender:

               (i) Monthly Financials: as soon as available and in any event within 30 days after the end of each month, the consolidated and consolidating balance sheets of LVSI


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

        and its Subsidiaries as at the end of such month and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of LVSI and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, to the extent prepared on a monthly basis, all in reasonable detail and certified by the chief financial officer of LVSI, on behalf of LVSI that they fairly present, in all material respects, the financial condition of LVSI and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

                (ii) Quarterly Financials: as soon as available and in any event within 60 days after the end of each Fiscal Quarter,

                        (a) the consolidated and consolidating balance sheets of
                LVSI and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of LVSI and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of Borrowers that they fairly present, in all material respects, the financial condition of LVSI and its subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments,

                        (b) the consolidated balance sheets of LVSI and its
                Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders' equity and cash flows of LVSI and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer of LVSI that they fairly present, in all material respects, the financial condition of LVSI and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

                        (c) the consolidated balance sheets of Mall Subsidiary
                and its subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders' equity and cash flows of Mall Subsidiary and its subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of Mall Subsidiary that they fairly present, in all material respects, the financial condition of Mall Subsidiary and its subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments; and

                        (d) a narrative report describing the operations of LVSI
                and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter;

                (iii) Year-End Financials: as soon as available and in any event within 90 days after the end of each Fiscal Year,

                        (a) the consolidated and consolidating balance sheets of
                LVSI and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of LVSI and its subsidiaries for such Fiscal Year, setting forth in each case in compara tive form the corresponding figures for the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of LVSI that they fairly present, in all material respects, the financial condition of LVSI and its subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated;

                        (b) the consolidated balance sheets of LVSI and its
                Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of LVSI and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of LVSI that they fairly present, in all material respects, the financial condition of LVSI and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated;

                        (c) the consolidated balance sheets of Mall Subsidiary
                and its subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of Mall Subsidiary and its subsidiaries for such Fiscal Year, setting forth in each case in compara tive form the corresponding figures for the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of Mall Subsidiary that they fairly present, in all material respects, the financial condition of Mall Subsidiary and its subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated;

                        (d) a narrative report describing the operations of LVSI
                and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year; and

                        (e) in the case of such consolidated financial
                statements specified in subdivisions (a) to (c) above, a report thereon of Price Waterhouse LLP or other independent certified public accountants of recognized national standing selected by Borrowers and reasonably satisfactory to Lender, which report shall be unqualified as to scope of audit, shall express no doubts about the ability of the Persons covered thereby to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of LVSI and its Subsidiaries (including LVSI and its Subsidiaries and Mall Subsidiary its Subsidiaries respectively) as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

               (iv) Officers' Certificates: together with each delivery of financial statements of LVSI and its Subsidiaries pursuant to subdivisions (i), (ii) and (iii) above, an Officers' Certificate of LVSI stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of LVSI and its Subsidiaries (including, to the extent applicable, Mall Subsidiary, Mall Manager, Mall Direct Holdings, and their respective subsidiaries) during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Borrowers have taken, is taking and proposes to take with respect thereto;

               (v) Reconciliation Statements: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 4.3, the consolidated financial statements of LVSI and its Subsidiaries delivered pursuant to subdivisions (i), (ii), (iii) or (xiii) of this subsection
        5.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then
        (a) together with the first delivery of financial statements pursuant to subdivision (i), (ii), (iii) or (xiii) of this subsection 5.1 following such change, consolidated financial statements of LVSI and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods; and (b) together with each delivery of financial statements for LVSI and its Subsidiaries pursuant to subdivision (i), (ii), (iii) or (xiii) of this subsection 5.1 following such change, a written statement of the chief accounting officer or chief financial officer of LVSI setting forth the differences which would have resulted if such financial statements had been prepared without giving effect to such change;

               (vi) Accountants' Certification: together with each delivery of consolidated financial statements pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe that the information contained in the certificate delivered therewith pursuant to subdivision (iv) above is not correct;

                (vii) Accountants' Reports: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to Borrowers by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of LVSI and its subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;

                (viii) SEC Filings, Press Releases and Other Financial Reports: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Borrowers or any of their Subsidiaries to their security holders, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Borrowers or any of their Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, (c) all press releases and other statements made available generally by Borrowers or any of their Subsidiaries to the public concerning material develop ments in the business of Borrowers and their Subsidiaries and (d) any financial statements and reports concerning any Subsidiaries of Borrowers prepared for or delivered to any third party lender;

                (ix) Events of Default, etc.: promptly upon any officer of Borrowers obtain ing knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Borrowers and their Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 7.2, (c) of any condition or event that would be required to be disclosed in a current report filed by Borrowers with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) if Borrowers were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Borrowers have taken, are taking and propose to take with respect thereto;

               (x) Litigation or Other Proceedings: (a) promptly upon any officer of Borrowers obtaining knowledge of (X) the non-frivolous institution of, or threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Borrowers and their Subsidiaries, or any property of Borrowers and their Subsidiaries (collectively, "Proceedings") not previously disclosed in writing by Borrowers to Lender or (Y) any material development in any Proceeding that, in any case:

                      (1) if adversely determined, has a reasonable possibility
               of giving rise to a Material Adverse Effect; or

                      (2) seeks to enjoin or otherwise prevent the consummation
               of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

        written notice thereof together with such other information as may be reasonably available to Borrowers to enable Lender and its counsel to evaluate such matters; and (b) within twenty days after the end of each Fiscal Quarter, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, Borrowers or any of their Subsidiaries equal to or greater than $1,000,000, and promptly after request by Lender such other information as may be reasonably requested by Lender to enable Lender and its counsel to evaluate any of such Proceedings;

               (xi) ERISA Events: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Borrowers or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

               (xii) ERISA Notices: with reasonable promptness, copies of (a) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (b) all notices received by Borrowers or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an

        ERISA Event; and (c) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Lender shall reasonably request;

               (xiii) Financial Plans: as soon as practicable and in any event no later than Completion Date and 30 days prior to the beginning of each Fiscal Year thereafter, a consolidated and consolidating plan and financial forecast for such Fiscal Year (or portion thereof from Completion Date through the end of such Fiscal Year) and each succeeding Fiscal Year through Maturity Date (the "Financial Plan" for such Fiscal Years), including (a) forecasted consolidated and consolidating balance sheets and forecasted consolidated and consolidating statements of income and cash flows of LVSI and its Subsidiaries for each such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based, (b) forecasted consolidated and consolidating statements of income and cash flows of LVSI and its Subsidiaries for each month of each such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based, (c) such other information and projections as any Lender may reasonably request;

               (xiv) Insurance: as soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance reasonably satisfactory to Lender outlining all material insurance coverage maintained as of the date of such report by Borrowers and their Subsidiaries and all material insurance coverage planned to be maintained by Borrowers and their Subsidiaries in the immediately succeeding Fiscal Year;

               (xv) Board of Directors: with reasonable promptness, written notice of any change in the members of the Board of Directors of Borrowers;

               (xvi) New Subsidiaries: promptly upon any Person becoming a Subsidiary of either of Borrowers, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of either of Borrowers and (b) all of the data required to be set forth in Schedule 4.1 hereto with respect to all Subsidiaries of either of Borrowers (it being understood that such written notice shall be deemed to supplement Schedule 4.1 hereto for all purposes of this Agreement);

               (xvii) Material Contracts: promptly, and in any event within ten Business Days after any Material Contract of Borrowers or any of their Subsidiaries is terminated or amended in a manner that is materially adverse to Borrowers or any of their Subsidiaries or any new Material Contract is entered into, or upon becoming aware of any material default by any Party under a Material Contract, a written statement describing such event


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        with copies of such material amendments or new contracts, and an explanation of any actions being taken with respect thereto;

               (xviii) UCC Search Report: As promptly as practicable after the date of delivery to Lender of any UCC financing statement executed by any Loan Party pursuant to subsection 5.12, copies of completed UCC searches evidencing the proper filing, recording and indexing of all such UCC financing statement and listing all other effective financing statements that name such Loan Party as debtor, together with copies of all such other financing statements not previously delivered to Lender by or on behalf of such Loan Party;

               (xix) Notices under Operative Documents: promptly upon receipt, copies of all notices provided to Borrowers or their Affiliates pursuant to any Operative Documents relating to material defaults or material delays and promptly upon execution and delivery thereof, copies of all amendments to any of the Operative Documents; and

               (xx) Other Information: with reasonable promptness, such other information and data with respect to Borrowers or any of their Subsidiaries as from time to time may be reasonably requested by any Lender.

5.2     Corporate Existence, etc.

               Borrowers will, and will cause each of their Subsidiaries to, at all times preserve and keep in full force and effect their corporate or limited liability company existence and all rights and franchises material to its business; provided, however that Borrowers and their Subsidiaries may merge or consolidate as permitted pursuant to subsection 6.6 of this Agreement and provided, further, that no Borrower nor any such Subsidiary shall be required to preserve any such right or franchise if the Board of Directors of the applicable Borrower or Subsidiary (or the managing member thereof, if applicable) shall determine (and shall so notify Lender) that the preservation thereof is no longer desirable in the conduct of the business of such Borrower or Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Borrowers and their Subsidiaries or Lender.

5.3     Payment of Taxes and Claims; Tax Consolidation.

               A. Borrowers will, and will cause each of their Subsidiaries to, pay all material taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all material claims (including claims for labor, services, materials and


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supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as
(1) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (2) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

               B. Borrowers will not, nor will they permit any of their Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Borrowers or any of their Subsidiaries) unless Borrower and its Subsidiaries shall have entered into, a tax sharing agreement with such Person, in form and substance satisfactory to Lender.

5.4     Maintenance of Properties; Insurance; Application of Net Loss Proceeds.

               A. Maintenance of Properties. Borrowers will, and will cause each of their Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Borrowers and their Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof except to the extent that Borrowers determine in good faith not to maintain, repair, renew or replace such property if such property is no longer desirable in the conduct of their business and the failure to do so is not disadvantageous in any material respect to Borrowers and their Subsidiaries or Lender.

               B. Insurance. Borrowers will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Borrowers, and their Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry. Without limiting the generality of the foregoing, Borrowers will maintain or cause to be maintained the insurance coverage required to be maintained under the Disbursement Agreement and the Cooperation Agreement, such insurance coverage to be provided by such insurance provider, in such amounts with such deductibles and covering such risks as are all times required under the Disbursement Agreement and the Cooperation Agreement and to include, if the Mortgaged Property is located in an area designated by the Federal Emergency


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Management Agency as having special flood or mud slide hazards, flood insurance in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System. Within thirty (30) days after the Closing Date, Borrowers shall deliver the insurance certificates required pursuant to the Disbursement Agreement.

               C.     Application of Net Loss Proceeds.

        Borrowers shall (i) apply Loss Proceeds and Liquidated Damages to restore, replace or rebuild the Project in accordance with the Cooperation Agreement, (ii) apply Liquidated Damages, to repay any Completion Guaranty Loan in accordance with the Cooperation Agreement but subject to Section 6.5 hereof and the Adelson Intercreditor Agreement, and (iii) apply any Loss Proceeds and Liquidated Damages not applied as provided in clauses (i) and (ii) to prepay the Loans in accordance with the Cooperation Agreement and subsection 2.4B hereof. Lender shall, and Borrowers hereby authorize Lender to, apply such Loss Proceeds and Liquidated Damages to prepay the Loans as provided in subsection 2.4B.

5.5     Inspection; Lender Meeting.

               Inspection Rights. Borrowers shall, and shall cause each of their Subsidiaries to, permit any authorized representatives designated by Lender to visit and inspect any of the properties of Borrowers and their Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, if requested by Lender (provided that any Borrower may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

5.6     Compliance with Laws, etc.; Permits

               A. Borrowers shall and shall cause each of their Subsidiaries and all other Persons on or occupying any Facilities to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including all Environmental Laws), noncompliance with which could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

               B. Borrowers shall, and shall cause each of their Subsidiaries to, from time to time obtain, maintain, retain, observe, keep in full force and effect and comply in all material respects with the terms, conditions and provisions of all Permits as shall now or hereafter be


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



necessary under applicable laws except any thereof the noncompliance with which could not reasonably be expected to have a Material Adverse Effect.

5.7 Environmental Review and Investigation, Disclosure, Etc.; Borrowers' Actions Regarding Hazardous Materials Activities, Environmental Claims and Violations of Environmental Laws.

               A. Environmental Review and Investigation. Borrowers agree that Lender may, from time to time and in its reasonable discretion, (i) retain, at Borrowers' expense, an independent professional consultant to review any environmental audits, investigations, analyses and reports relating to Hazardous Materials in respect of the Site or the Project prepared by or for Borrowers and
(ii) conduct their own investigation of any Facility; provided that, in the case of any Facility no longer owned, leased, operated or used by Borrowers or any of their Subsidiaries, Borrowers shall only be obligated to use their best efforts to obtain permission for Lender's professional consultant to conduct an investigation of such Facility. For purposes of conducting such a review and/or investigation, Borrowers hereby grant to Lender and its agents, employees, consultants and contractors the right to enter into or onto any Facilities currently owned, leased, operated or used by Borrowers or any of their Subsidiaries and to perform such tests on such property (including taking samples of soil, groundwater and suspected asbestos-containing materials) as are reasonably necessary in connection therewith. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by Borrowers and Lender, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at such Facility or to cause any damage or loss to any property at such Facility. Borrowers and Lender hereby acknowledge and agree that any report of any investigation conducted at the request of Lender pursuant to this subsection 5.7A will be obtained and shall be used by Lender for the purposes of Lender's internal credit decisions, to monitor and police the Loans and to protect Lender's security interests, if any, created by the Loan Documents. Lender agrees to deliver a copy of any such report to Borrowers with the understanding that Borrowers acknowledge and agree that (x) they will indemnify and hold harmless Lender from any costs, losses or liabilities relating to Borrowers' use of or reliance on such report, (y) Lender makes no representation or warranty with respect to such report, and (z) by delivering such report to Borrowers, Lender is not requiring or recommending the implementation of any suggestions or recommendations contained in such report.

        B.      Environmental Disclosure. Borrowers will deliver to Lender:

                (i) Environmental Audits and Reports. As soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Borrowers or any of their


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

        Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any Environmental Claims;

                (ii) Notice of Certain Releases, Remedial Actions, Etc. Promptly upon the occurrence thereof, written notice describing in reasonable detail (a) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (b) any remedial action taken by Borrowers or any other Person in response to (1) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (2) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect.

                (iii) Written Communications Regarding Environmental Claims, Releases, Etc. As soon as practicable following the sending or receipt thereof by Borrowers or any of their Subsidiaries, a copy of any and all written communications with respect to (a) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (b) any Release required to be reported to any federal, state or local governmental or regulatory agency, and (c) any request for information from any governmental agency that suggests such agency is investigating whether Borrowers or any of their Subsidiaries may be potentially responsible for any Hazardous Materials Activity.

                (iv) Notice of Certain Proposed Actions Having Environmental Impact. Prompt written notice describing in reasonable detail (a) any proposed acquisition of stock, assets, or property by Borrowers or any of their Subsidiaries that could reasonably be expected to (1) expose Borrowers or any of their Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (2) affect the ability of Borrowers or any of their Subsidiaries to maintain in full force and effect all material Permits required under any Environmental Laws for their respective operations and (b) any proposed action to be taken by Borrowers or any of their Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Borrowers or any of their Subsidiaries to any material additional obligations or requirements under any Environmental Laws that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.


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                (v) Other Information. With reasonable promptness, such other documents and information as from time to time may be reasonably requested by Lender in relation to any matters disclosed pursuant to this subsection 5.7.

                C. Borrowers' Actions Regarding Hazardous Materials Activities, Environmental Claims and Violations of Environmental Laws.

                (i) Remedial Actions Relating to Hazardous Materials Activities. Borrowers shall promptly undertake, and shall cause each of their Subsidiaries promptly to undertake, any and all investigations, studies, sampling, testing, abatement, cleanup, removal, remediation or other response actions necessary to remove, remediate, clean up or abate any Hazardous Materials Activity on, under or about any Facility that is in violation of any Environmental Laws or that presents a material risk of giving rise to an Environmental Claim. In the event Borrowers or any of their Subsidiaries undertake any such action with respect to any Hazardous Materials, Borrowers or such Subsidiary shall conduct and complete such action in compliance with all applicable Environmental Laws and in accordance with the policies, orders and directives of all federal, state and local governmental authorities except when, and only to the extent that, Borrowers' or such Subsidiary's liability with respect to such Hazardous Materials Activity is being contested in good faith by Borrowers or such Subsidiary.

               (ii) Actions with Respect to Environmental Claims and Violations of Environmental Laws. Borrowers shall promptly take, and shall cause each of their Subsidiaries promptly to take, any and all actions necessary to (i) cure any material violation of applicable Environmental Laws by Borrowers or their Subsidiaries and (ii) make an appropriate response to any Environmental Claim against Borrowers or any of their Subsidiaries and discharge any obligations it may have to any Person thereunder.

5.8     Compliance with Material Contracts.

               Borrowers shall, and shall cause each of their Subsidiaries to, comply, duly and promptly, in all material respects with its respective obligations and enforce all of its respective rights under all Material Contracts, including all Operative Documents except where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

5.9     Certain Post Closing Obligations.

               A. Mall Transfer. On the Mall Release Date, Borrowers shall, and shall cause Mall Construction Subsidiary, Mall Subsidiary and Mall Intermediate Holdings to, take all



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actions as may be necessary to transfer the Mall Collateral to Mall Subsidiary and Lender shall release Borrowers from their Obligations other than as set forth in this subsection 5.9A. Borrowers further covenant and agree that, if all Obligations of Borrowers to Lender have not been paid in full as of the Mall Release Date Borrowers will take all actions necessary to and will cause Mall Subsidiary to: (i) be bound by all terms and provisions of the Loan Documents as though they had originally been executed and delivered by the Mall Subsidiary,
(ii) deliver to Lender, at Borrowers' expense, title policy date-downs insuring Lender's interests under the Leasehold Deed of Trust and the Deed of Trust in form and substance satisfactory to Lender, (iii) execute and deliver any documents, including, without limitation, bills of sale and assignment agreements, required to vest in Lender a security interest in and, if requested by Lender, Mall Subsidiary, all right, title and interest of Borrowers in and to all warranties and guaranties by the Construction Manager, Contractors and Subcontractors with respect to the Mall, (iv) to execute, deliver and file all UCC financing statements and assignment statements necessary to vest in Lender a first priority perfected security interest in all property, rights and other assets transferred by Mall Construction Subsidiary to Mall Subsidiary, including, without limitation, the Interim Mall Proceeds Account, the Mall Leasing Commissions Reserve Account, the Mall Tenant Improvements Reserve Account and the Mall Retainage/Punch List Escrow (as defined in the Disbursement Agreement) (the "Mall Assets"), and (v) to take all other actions necessary in Lender's sole discretion in order to effectuate such assumption of Obligations and other actions by or on behalf of the Mall Subsidiary. On the Mall Release Date, Lender shall release VCR, LVSI and all of their related Affiliates (other than Mall Subsidiary) from any further obligations with respect to the Obligations.

        B. Mall Commercial Subdivision. Borrowers shall use their best efforts to (i) cause the commercial subdivision map for the Mall Space to be approved by all applicable Governmental Authorities as soon as practicable following the Closing Date and (ii) if such commercial subdivision map is not approved by Governmental Authorities to have the Mall Space approved as a separate legal tax parcel by all applicable Governmental Authorities and (iii) deliver a legal opinion to Lender confirming that after giving effect to the transactions described in either of clauses (i) or (ii) the Mall Space will be a separate legal parcel within the meaning and in accordance with Nevada Revised Statute.

5.10    Payment of Liens.

        A. Removal by Borrowers. In the event that, notwithstanding the covenants contained in subsection 6.2, a Lien not otherwise permitted under subsection 6.2 may encumber the Mortgaged Property or other item of Collateral or any portion thereof, Borrowers shall promptly discharge or cause to be discharged by payment to the lienor or lien claimant or promptly secure removal by bonding or deposit with the county clerk or otherwise or, at Lender's


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option, and if obtainable promptly obtain title insurance against, any such Lien or mechanics' or materialmen's claims of lien filed or otherwise asserted against the Mortgaged Property or any other item of Collateral or any portion thereof within 60 days after the date of notice thereof; provided that, compliance with the provisions of this subsection 5.11 shall not be deemed to constitute a waiver of the provisions of subsection 6.2. Borrowers shall exhibit to Lender upon request all receipts or other satisfactory evidence of payment, bonding, deposit of taxes, assessments, Liens or any other item which may cause any such Lien to be filed against the Mortgaged Property or other item of Collateral of any Borrower or any of its Subsidiaries. Each Borrower and each of its Subsidiaries shall fully preserve the Lien and the priority of each of the Deed of Trust and the other Collateral Documents without cost or expense to Lender.

        B. Removal by Lender. If any Borrower or any of its Subsidiaries fails to promptly discharge, remove or bond off any such Lien or mechanics' or materialmen's claim of lien as described above, which is not being contested by either Borrower or any of its Subsidiaries in good faith by appropriate proceedings promptly instituted and diligently conducted, within 30 days after the receipt of notice thereof, then Lender may, but shall not be required to, procure the release and discharge of such Lien, mechanics' or materialmen's claim of lien and any judgment or decree thereon, and in furtherance thereof may, in its sole discretion, effect any settlement or compromise with the lienor or lien claimant or post any bond or furnish any security or indemnity as Lender, in its sole discretion, may elect. In settling, compromising or arranging for the discharge of any Liens under this subsection, Lender shall not be required to establish or confirm the validity or amount of the Lien. Borrowers agree that all costs and expenses expended or otherwise incurred pursuant to this subsection 5.11 (including reasonable attorneys' fees and disbursements) by Lender shall be paid by Borrowers in accordance with the terms hereof.

5.11 Rights of First Offer. Borrowers and their Affiliates shall not enter into any Future Financing unless Borrowers or such Affiliates shall have first delivered to Lender at least ninety (90) days prior to the closing of such Future Financing, written notice (the "Offer Notice") describing the principal business terms and conditions of the proposed Future Financing. During the sixty
(60) day period following delivery of such notice (the "Option Period") Lender shall have an option to provide to Borrowers the full amount of such Future Financing on terms and conditions substantially similar to those set forth in the written notice; provided that Lender will inform Borrowers reasonably promptly if it has decided not to provide the Future Financing to Borrowers and provide further that Borrowers may discuss such Future Financing with other potential lenders during the Option Period if Borrowers afford Lender information and access reasonably comparable to that provided such other potential lenders. In the event that Lender fails to provide Borrowers with a commitment letter or engagement letter containing terms and conditions substantially similar to those set forth in the Offer Notice within the Option Period,


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



Borrowers and their Affiliates may enter into such Future Financing with a Person other than Lender, with such changes to the terms set forth in the Offer Notice as are reasonably necessary to obtain such Future Financing. For purposes hereof, a "Future Financing" shall be: (i) a financing of the mall component of Phase II if such financing is structured in a manner substantially similar to the financing provided pursuant to this Agreement; and (ii) the permanent financing of the Mall in the event the Permanent Mall Lender does not provide such financing.

5.12    Further Assurances.

        A. Assurances. Without expense or cost to Lender, each Borrower shall, and shall cause each of its Subsidiaries to, from time to time hereafter, execute, acknowledge, file, record, do and deliver all and any further acts, deeds, conveyances, mortgages, deeds of trust, deeds to secure debt, security agreements, hypothecations, pledges, charges, assignments, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as Lender may from time to time reasonably require in order to carry out more effectively the purposes of this Agreement or the other Loan Documents, including to subject any items of Collateral, intended to now or hereafter be covered, to the Liens created by the Collateral Documents, to perfect and maintain such Liens, and to assure, convey, assign, transfer and confirm unto Lender the property and rights hereby conveyed and assigned or intended to now or hereafter be conveyed or assigned or which any Borrower or any such Subsidiary may be or may hereafter become bound to convey or to assign to Lender or for carrying out the intention of or facilitating the performance of the terms of this Agreement, or any other Loan Documents or for filing, registering or recording this Agreement or any other Loan Documents. Promptly upon a reasonable request each Borrower shall, and shall cause each of its Subsidiaries to, execute and deliver, and hereby authorizes Lender to execute and file in the name of such Borrower or Subsidiary, to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments to evidence more effectively the Liens of the Collateral Documents upon the Collateral.

        B. Filing and Recording Obligations. Borrowers shall pay or cause to be paid all filing, registration and recording fees and all expenses incident to the execution and acknowledgment of the Deed of Trust, the Leasehold Deed of Trust or any other Loan Document, including any instrument of further assurance described in subsection 5.11A, and shall pay or cause to be paid all mortgage recording taxes, transfer taxes, general intangibles taxes and governmental stamp and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution, delivery, filing, recording or registration of the Deed of Trust, the


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Leasehold Deed of Trust or any other Loan Document or the Mall Lease or a memorandum thereof, including any instrument of further assurance described in subsection 5.11A, or by reason of its interest in, or measured by amounts payable under, the Notes, the Deed of Trust, the Leasehold Deed of Trust or any other Loan Document, including any instrument of further assurance described in subsection 5.11A, and shall pay all stamp taxes and other taxes required to be paid on the Notes or any other Loan Document, but excluding in the case of Lender, Taxes imposed on its income by a jurisdiction under the laws of which it is organized or in which its principal executive office is located or in which its applicable lender office for funding or booking its Loans hereunder is located. If any Borrower fails to make or cause to be made any of the payments described in the preceding sentence within 15 days after notice thereof from Lender (or such shorter period as is necessary to protect the loss of or diminution in value of any Collateral by reason of tax foreclosure or otherwise, as determined by Lender, in its sole discretion) accompanied by documentation verifying the nature and amount of such payments, Lender may (but shall not be obligated to) pay the amount due and such Borrower shall reimburse all amounts in accordance with the terms hereof.

        C. Costs of Defending and Upholding the Lien. Lender may, upon at least five days' prior notice to the Borrower, (i) appear in and defend any action or proceeding, in the name and on behalf of Lender in which Lender is named or which Lender in its sole discretion determines is reasonably likely to materially adversely affect the Mortgaged Property, any other Collateral, the Deed of Trust, the Leasehold Deed of Trust, the Lien thereof or any other Loan Document and (ii) institute any action or proceeding which Lender reasonably determines should be instituted to protect the interest or rights of Lender in the Mortgaged Property or other Collateral or under this Agreement or any other Loan Document. Borrowers agree that all reasonable costs and expenses expended or otherwise incurred pursuant to this subsection (including reasonable attorneys' fees and disbursements) by Lender shall be paid by Borrowers or reimbursed to Lender, as the case may be, promptly after demand.

        D. Costs of Enforcement. Borrowers agree to bear and shall pay or reimburse Lender in accordance with the terms of subsection 8.3 for all reasonable sums, costs and expenses incurred by Lender (including reasonable attorneys' fees and the expenses and fees of any receiver or similar official) of or incidental to the collection of any of the Obligations, any foreclosure (or transfer in lieu of foreclosure) of this Agreement, the Deed of Trust, the Leasehold Deed of Trust or any other Loan Document or any sale of all or any portion of the Mortgaged Property or all or any portion of the other Collateral.

        E. Advertising and Signage. Upon Lender's reasonable request, Borrowers shall place appropriate signage at the Project indicating that Lender provided financing for the Mall portion (but not other portions) of the Project, and such other information as is reasonably requested by Lender. Lender shall be allowed to advertise its involvement in financing the Project in an appropriate manner.


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        F. Amendment and Recordation of Deed of Trust. Promptly following completion of construction of the Mall, Borrower will execute and record an amendment to the Deed of Trust and Leasehold Deed of Trust to reflect any changes to the legal description of the Mall Parcel to reflect changes therein as provided in the Cooperation Agreement.

5.13 Maintenance of Take Out Agreements and Lease Terms. Borrowers shall maintain in full force and effect and shall take all actions necessary to comply with and prevent the occurrence of any default under the Tranche A Take Out Commitment, the Tranche B Take Out Commitment and the Tri-Party Agreement and shall take all actions necessary to cause the satisfaction of the conditions to the Tranche A Take Out Commitment. Borrowers shall not enter into any leases with respect to the Mall other than leases permitted under the Tranche A Take Out Commitment.

Section 6.     BORROWERS' NEGATIVE COVENANTS

               Borrowers covenant and agree that, so long as the Commitment hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations, unless Lender shall otherwise give its prior written consent, Borrowers shall perform, and shall cause each of their Subsidiaries to perform, (x) prior to Completion Date, all of the covenants set forth in Article 6 of the Disbursement Agreement and the covenants set forth in subsections 6.1, 6.2, 6.3, 6.4, 6.5, 6.6, 6.7, 6.8, 6.9, 6.10, 6.11, 6.12B and 6.16 below and (y)
on and after Completion Date all of the covenants set forth in this Section 6.

6.1     Indebtedness.

               Borrowers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                (i) Borrowers and their Subsidiaries may become and remain liable with respect to the Obligations;

                (ii) Borrowers and their Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection
        6.4 and, (other than with respect to clause (v) and (vi) of subsection 6.4) upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;


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


                (iii) Borrowers may become and remain liable for Indebtedness represented by the Mortgage Notes in an aggregate principal amount not to exceed at any time $425,000,000, reduced by any principal payments required to be made thereon;

                (iv) Borrowers may become and remain liable for Indebtedness represented by the Bank Credit Agreement in an aggregate principal amount not to exceed at any time $170,000,000 reduced by any principal payments required to be made thereon;

                (v) Borrowers may become and remain liable for Indebtedness represented by the Subordinated Notes in an aggregate principal amount not to exceed at any time $97,500,000 reduced by any principal payments required to be made thereon;

                (vi) Borrowers may become and remain liable for Indebtedness under the FF&E Facility Agreement in an aggregate principal amount not to exceed at any time $98,000,000 (plus any accrued and unpaid interest thereon added to principal) reduced by any principal payments required to be made thereon;

                (vii) Borrowers may become and remain liable for Indebtedness in respect of any Completion Guaranty Loan in an aggregate amount not to exceed $25,000,000 (plus any accrued and unpaid interest thereon added to principal);

                (viii) Borrowers and their Subsidiaries may become and remain liable for additional Indebtedness to the extent permitted under and on the terms described in the Intercreditor Agreement;

                (ix) Borrowers may become and remain liable for Indebtedness to employees of Borrowers ("Employee Repurchase Notes") incurred in connection with any repurchase of employee options or stock upon death, disability or termination of such employee in accordance with employment agreements or option plans or agreements as in effect on the Closing Date ("Permitted Employee Repurchases") provided that such Indebtedness shall be unsecured and subordinated on terms not less favorable to Borrowers and Lender than the terms of the Subordinated Notes and shall expressly provide that payments thereon shall be required only to the extent not restricted by any Financing Agreement;

               (x) Borrowers may become and remain liable for Indebtedness incurred for the purpose of financing all or any part of the purchase or lease of gaming equipment to be used in connection with the casino located at the casino resort to be owned by Phase II Subsidiary or any casino to be operated within Phase II in the aggregate amount at any

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

        time outstanding not to exceed $10,000,000; provided, that upon default under such Indebtedness, the lender under such Indebtedness may seek recourse or payment against the Borrowers and their Subsidiaries only through the return or sale of the property or equipment so purchased or leased and may not otherwise assert a valid claim for payment on such Indebtedness against the Borrowers and their Subsidiaries or any other property of the Borrowers and their Subsidiaries;

               (xi) Borrowers may become and remain liable with respect to other Indebted ness in an aggregate principal amount not to exceed $10,000,000 at any time outstanding; and

               (xii) Borrowers may become and remain liable for an aggregate of $20,000,000 of additional Indebtedness under a working capital line; provided that (x) no such Indebtedness may be incurred until after Completion Date and (y) such Indebtedness shall be incurred with either Lender or with other Persons who are Eligible Assignees on substantially same terms (including security interests) hereunder and otherwise on terms (including voting and intercreditor arrangements) reasonably satisfactory to Lender.

6.2     Liens and Related Matters.

        A. Prohibition on Liens. Borrowers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of such Borrower or Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

                (i) Permitted Liens;

                (ii) Liens granted pursuant to the Collateral Documents;

                (iii) Liens securing Indebtedness permitted under clause (iii) of subsection 6.1, provided that, after the Mall Parcel Creation Date, any such Liens covering the Mall Collateral are junior in priority to the Liens securing the Obligations other than in respect of the Mortgage Notes Proceeds Account;


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


                (iv) Liens securing Indebtedness permitted under clause (iv) of subsection 6.1, provided that any such Liens covering the Mall Collateral are junior in priority to the Liens securing the Obligations;

                (v) Liens securing Indebtedness permitted under clause (vi) of subsection 6.1, provided that such Liens attach only to the Specified FF&E and to any proceeds of such assets or indebtedness and related collateral accounts in which such proceeds are held;

                (vi) Liens in favor of the Mortgage Note Holders securing Indebtedness advanced by such Person and permitted under (iii) of subsection 6.1 to the extent that such Liens are permitted under the Intercreditor Agreement provided that such Liens in favor of the Mortgage Note Holders are junior to the Liens securing the Obligations;

                (vii) Liens securing Indebtedness permitted under clause (x) of subsection 6.1 provided that such Liens attach only to the casino equipment purchased or leased with the proceeds of such Indebtedness and such assets are acquired or leased within 180 days of the incurrence of such Indebtedness;

                (viii) Liens securing Indebtedness permitted under clause (xii) of subsection 6.1; provided that such Liens are pari passu with the Liens securing the Obligations;

                (ix) Liens described in Schedule 6.2 hereto;

                (x) Liens incurred in connection with Interest Rate Agreements required or permitted under the Bank Credit Agreement, provided that (a) to the extent that such Interest Rate Agreement is intended to hedge interest rate risk in respect of the Bank Credit Facility such Liens attach only to the collateral subject to Bank Lender's security interest and (b) to the extent such Interest Rate Agreement relates to the FF&E Facility such Liens attach only to Specified FF&E; and

                (xi) Other Liens securing Indebtedness in an aggregate amount not to exceed $5,000,000 at any time outstanding.

        B. Equitable Lien in Favor of Lender. If Borrowers or any of their Subsidiaries, shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 6.2A, they shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Lender to the creation or assumption of any such Lien not permitted by the provisions of subsection 6.2A.

        C. No Further Negative Pledges. Except with respect to specific property encum bered to secure payment of particular Indebtedness or leases or to be sold pursuant to an executed agreement with respect to an Asset Sale, none of Borrowers nor any of their Subsidiaries, shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired other than (x) as provided herein or in the other Loan Documents, (y) as set forth in the documents evidencing Other Indebtedness as in effect on the Closing Date including any refinancing thereof permitted hereunder provided that the provisions regarding the creation or assumption of Liens is not less favorable to Borrowers, such Subsidiary or Lenders than those set forth in the documents evidencing the Indebtedness being refinanced or (z) as required by applicable law or any applicable rule or order of any Gaming Authority.

        D. No Restrictions on Subsidiary Distributions to Borrowers or Other Subsidiaries. Except as provided herein, Borrowers will not, and will not permit any of their Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any of their Subsidiaries to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Borrowers or any other Subsidiary of Borrowers, (ii) repay or prepay any Indebtedness owed by any such Subsidiaries to Borrowers, (iii) make loans or advances to Borrowers, or (iv) transfer any of its property or assets to Borrowers other than (x) as provided herein or in the other Loan Documents, (y) as set forth in the documents evidencing Other Indebtedness as in effect on the Closing Date including any refinancing thereof permitted hereunder provided that the provisions regarding dividends, distributions, repayments of Indebtedness, loans and advances and transfers of assets are not less favorable to Borrowers, such Subsidiary or Lender than those set forth in the documents evidencing the Indebtedness being refinanced or (z) as required by applicable law or any applicable rule or order of any Gaming Authority.

6.3     Investments; Joint Ventures; Formation of Subsidiaries.

        Borrowers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture or otherwise form or create any Subsidiary, except:

                (i) Borrowers and their Subsidiaries may make and own Investments in Cash Equivalents;

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


                (ii) Borrowers may continue to own their existing Investments in the Mall Intermediate Holdings, Mall Subsidiary, Phase II Subsidiary, Phase II Manager, Phase II Direct Holding Company, Mall Manager, Mall Direct Holdings and Mall Construction Subsidiary described in Schedule
        6.3 hereto, provided that Borrowers and their Subsidiaries may not make any additional Investments in such Persons except as permitted by clauses (iii), (v) and (vi) below;

                (iii) Borrowers may cause the transfer of the Mall Collateral to Mall Subsidiary to the extent permitted by subsection 6.6(iv) and immediately therewith transfer a 1% managing membership interest in each of Mall Subsidiary and Mall Direct Holdings to Mall Manager;

               (iv) Borrowers may transfer the Phase II Land to Phase II Subsidiary to the extent permitted by subsection 6.6(v) and immediately thereafter transfer a 1% managing membership interest in each of Mall Subsidiary and Mall Direct Holdings to Mall Manager;

               (v) Borrower and their Subsidiaries may invest in Mall Subsidiary or Phase II Subsidiary any cash or other property contributed to Borrowers by Adelson or any of his Affiliates after Completion Date for such purpose;

               (vi) So long as no Event of Default or Potential Event of Default shall have occurred and be continuing or would result therefrom, Borrowers may form and make Investments in new Subsidiaries and in Supplier Joint Ventures; provided that the aggregate amount of all such Investments shall not at any time exceed $10,000,000, (b) no such Subsidiary or Supplier Joint Venture shall own or operate or posses any material license, franchise or right used in connection with the ownership or operation of the Project or any material Project assets,
        (c) in the case of any Investment in a Supplier Joint Venture, LVSI shall have delivered an Officers' Certificate which certifies that in the reasonable judgment of such officer the Investment in such Supplier Joint Venture will result in an economic benefit to Borrowers (taking into account such Investment) as a result of a reduction in the cost of the goods or services being acquired from the Supplier Joint Venture over the life of the Investment and (d) none of Borrowers, nor any other Subsidiary of the Borrower shall incur any liabilities or contingent obligations in respect of the obligations of such Subsidiary or Joint Venture;

               (vii) Borrowers may make loans or advances to their employees (i) to fund the exercise price of options granted under Borrowers' stock option plans or agreements or

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


        employment agreements as in effect on the Closing Date and (ii) for other purposes in an amount not to exceed $1,000,000 in the aggregate outstanding at any time;

               (viii) Borrowers and their Subsidiaries may hold investments consisting of securities received in settlement of debt created in the ordinary course of business and owing to Borrowers or any Subsidiary or in satisfaction of judgments; and

               (ix) Borrowers may make and own other Investments in an aggregate amount not to exceed at any time $5,000,000.

6.4     Contingent Obligations.

               Borrowers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

               (i) Borrowers may become and remain liable with respect to Contingent Obligations under Interest Rate Agreements which are entered into to hedge against interest rate fluctuations in respect of up to 50% of the principal amount of the Indebtedness outstanding under clauses
        (iv) and (vi) of subsection 6.1 so long as all obligations thereunder are secured solely by Liens included in Permitted Liens under clause
        (xx) of the definition thereof;

               (ii) Borrowers and their Subsidiaries may become and remain liable with respect to Contingent Obligations under the Loan Documents;

               (iii) Borrowers may become and remain liable with respect to Contingent Obligations for the Indebtedness permitted under clauses
        (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x) of subsection 6.1;

               (iv) Subsidiaries of Borrowers may become and remain liable with respect to the Contingent Obligations for the Indebtedness permitted under clause (iii), (iv), (v), (vii) and (x) of subsection 6.1, provided that such Contingent Obligations are expressly subordinate to the Obligations;

               (v) to the extent such incurrence does not result in the incurrence by Borrowers or any of their Subsidiaries of any obligation for the payment of borrowed money, Borrowers may become and remain liable with respect to Contingent Obligations incurred solely in respect of performance bonds, completion guaranties and standby letters of credit or bankers' acceptances, provided that such Contingent Obligations are

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



        incurred in the ordinary course of business and do not at any time exceed $10,000,000 in the aggregate;

                (vi) Borrowers and their Subsidiaries may become and remain liable for customary indemnities under Project Documents as in effect on the Closing Date; and

                (vii) Borrowers may become and remain liable with respect to other Contingent Obligations, provided that the maximum aggregate liability, contingent or otherwise, of Borrowers in respect of all such Contingent Obligations shall at no time exceed $5,000,000.

6.5     Restricted Junior Payments.

               Borrowers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment, except:

                (i) Borrowers may make regularly scheduled payments of principal and interest in respect of any Other Indebtedness of Borrowers in accordance with the terms of, and only to the extent required by the agreement pursuant to which such Other Indebtedness was issued provided that (a) any such payments shall be subject to the terms of the Intercreditor Agreement, the Adelson Intercreditor Agreement, the Adelson Completion Guaranty and the FF&E Intercreditor Agreement, as applicable, (b) any such payments in respect of the Subordinated Notes and any Completion Guaranty Note may be made only to the extent no Event of Default or Potential Event of Default shall then exist and be continuing or would result therefrom and (c) any such payments in respect of the Substitute Tranche B Note may be made only to the extent permitted pursuant to the terms of the Substitute Tranche B Note and pursuant to the terms of the Adelson Intercreditor Agreement;

                (ii) Borrowers and their Subsidiaries may redeem or purchase any equity interests in Borrowers or their Subsidiaries or any Indebtedness to the extent required by any Nevada Gaming Authority in order to preserve a material Gaming License, provided that so long as such efforts do not jeopardize any material Gaming License, Borrowers shall have diligently tried to find a third-party purchaser for such equity interests or Indebtedness and no third-party purchasers acceptable to the Nevada Gaming Authority is willing to purchase such equity interests or Indebtedness within a time period acceptable to the Nevada Gaming Authority;


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

                (iii) for so long as LVSI is a corporation under Subchapter S of the Code or a substantially similarly treated pass-through entity or Venetian is a limited liability company that is treated as a partnership or a substantially similarly treated pass-through entity for Federal income tax purposes (as evidenced by an opinion of counsel at least annually), Borrowers may each make cash distributions to shareholders or members, during each Quarterly Payment Period, in an aggregate amount not to exceed the Permitted Quarterly Tax Distribution in respect of the related Estimation Period, and if any portion of the Permitted Quarterly Tax Distribution is not distributed during such Quarterly Payment Period, the Permitted Quarterly Tax Distribution payable during the immediately following four quarter period shall be increased by such undistributed portion; provided that Borrowers may not make any such distribution to pay taxes attributable to income of Mall Subsidiary or Phase II Subsidiary or any of their Subsidiaries unless Borrowers have received a cash distribution from Mall Subsidiary or Phase II Subsidiary, as applicable, for such purpose in respect of the applicable Estimation Period in an equal amount;

                (iv) LVSI may make repurchases of capital stock of LVSI deemed to occur upon exercise of stock options to the extent such capital stock represents a portion of the exercise price of such options;

                (v) Borrowers may make payments on any Completion Guaranty Loan prior to Completion Date, from amounts permitted to be deposited in the Guaranty Deposit Account subject to the terms of the Adelson Completion Guaranty and the Disbursement Agreement;

                (vi) Borrowers and their wholly-owned Subsidiaries may make intercompany payments between such entities and intercompany payments to or from any Borrower; and

                (vii) Subject to subsection 6.6(iii), Borrowers may repay loans advanced pursuant to the FF&E Facility Agreement with Loss Proceeds and proceeds from the sale of assets purchased with funds advanced pursuant thereto.

                (viii) Borrowers may make payments on any Completion Guaranty Loan (a) prior to Final Completion Date, from amounts permitted to be deposited in the Guaranty Deposit Account subject to the terms of the Adelson Completion Guaranty and the Disbursement Agreement, (b) on Final Completion Date from amounts which are advanced to the Company pursuant to Section 2.12 of the Disbursement Agreement for the purpose of making such payments, (c) after Final Completion Date from Liquidated


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


        Damages and (d) on Final Completion Date, from funds in the Mall Retainage/Punchlist Account in accordance with the Mall Escrow Agreement, up to the aggregate amount previously deposited into the Mall Retainage/Punchlist Account from the Guaranty Deposit Account, provided in each case that such payments shall be permitted only to the extent allowed under the Adelson Intercreditor Agreement and only so long as no Event of Default or Potential Event of Default shall then exist and be continuing or would result therefrom.

6.6     Restriction on Fundamental Changes; Asset Sales and Acquisitions.

               Borrowers shall not, and shall not permit any of their Subsidiaries to, alter the corporate, capital or legal structure (except with respect to changes in capital structure to the extent a Change of Control does not occur as a result thereof) of any Borrower, or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transac tions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

               (i) Borrowers and their Subsidiaries may dispose of obsolete, worn out or surplus assets or assets no longer used or useful in the business of Borrowers and the Subsidiaries in each case to the extent made in the ordinary course of business; provided that either (i) such disposal does not materially adversely affect the Mortgaged Property or
        (ii) prior to or promptly following such disposal any such property shall be replaced with other property of substantially equal utility and a value at least substantially equal to that of the replaced property when first acquired and free from any security of any other Person subject only to Permitted Liens and by such removal and replacement Borrowers and their Subsidiaries shall be deemed to have subjected such replacement to the lien of the Deed of Trust or the Leasehold Deed of Trust, as applicable;

               (ii) Borrowers and their Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales, provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof except under (iv)
        - (x) below;

               (iii) subject to subsection 6.10, Borrowers and their Subsidiaries may make Asset Sales of assets having a fair market value not in excess of (i) $4,000,000 in respect of sale or other disposition of construction equipment prior to or during the first year following Completion Date and (ii) $2,000,000 with respect to any other Asset Sales; provided in each case that (x) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; (y) the sole consideration received shall be cash; and (z) the proceeds of such Asset Sales shall be applied as required by subsection 2.4B(i);

                (iv) Borrowers and Mall Construction Subsidiary may transfer their respective interests in the Mall Collateral to Mall Subsidiary in accordance with Section 5.16(c) of the Disbursement Agreement provided that Borrowers and their Subsidiaries have complied in all material respects with their obligations thereunder and all other conditions thereunder have been satisfied in all material respects;

                (v) Borrowers may transfer the Phase II Land to the Phase II Subsidiary, in accordance with Section 5.16(d) of the Disbursement Agreement, provided that Borrowers and their Subsidiaries have complied in all material respects with their obligations thereunder and all other conditions thereunder have been satisfied in all material respects;

                (vi) Borrowers and their Subsidiaries may enter into any leases with respect to any space on or within the Project where the interest created is a Permitted Lien, provided that (a) no Event of Default or Potential Event of Default shall exist and be continuing at the time of such lease or would occur after entering into such lease (or immediately after any renewal or extension thereof at the option of Borrowers or one of their Subsidiaries), (b) such lease will not interfere with, impair or detract from the operation of the business of Borrowers and their Subsidiaries, (c) such lease is at a fair market rent (in light of other similar or comparable prevailing commercial transactions) and contains such other terms such that the lease, taken as a whole, is commercially reasonable and fair to Borrowers and their Subsidiaries in light of prevailing or comparable transactions in other casinos, hotels, hotel attractions or shopping venues, (d) no gaming or casino operations (other than the operation of arcades and games for children) may be conducted on any space that is subject to the such lease other than by Borrowers, (e) no lease may provide that Borrowers or any of their Subsidiaries may subordinate its fee, commercial subdivision or leasehold interest to any lessee or any party financing any lessee, provided that, if such lease is permitted under the Tranche A Take Out Commitment and if the Permanent Mall Lender shall be obligated to provide the tenant under such lease with a Subordination, Non-Disturbance and Attornment Agreement under the Tranche A Take Out Commitment, Lender shall provide the tenant under any such lease with a Subordination,

        Non-Disturbance and Attornment Agreement in Lender's customary form and
        (f) if consent of the Permanent Mall Lender is required, such consent has been obtained;

                (vii) Borrowers may enter into the HVAC Ground Lease;

                (viii) LVSI may lease the casino from Venetian pursuant to the Casino Lease;

                (ix) Mall Construction Subsidiary (and, if applicable, Mall Subsidiary) may lease the Mall Collateral from Venetian pursuant to the Mall Lease and, further, upon the occurrence of the Mall Parcel Creation Date, Venetian and Mall Construction Subsidiary (or, if applicable, Mall Subsidiary) may terminate the Mall Lease;

                (x) Either Borrower may be merged with the other Borrower;

                (xi) Either Borrower may sell, lease or otherwise transfer assets to another Borrower or to a wholly-owned Subsidiary of such Borrower to the extent permitted by subsection 6.3 and any wholly-owned Subsidiary of a Borrower may sell, lease or otherwise transfer assets to any other wholly-owned Subsidiary of such Borrower or to the other Borrower;

                (xii) Borrower may dedicate space for the purpose of constructing (i) a mass transit system, (ii) a pedestrian bridge over or a pedestrian tunnel under Las Vegas Boulevard and Sands Avenue or similar structure to facilitate pedestrians or traffic and (iii) a right turn lane or other roadway dedicated at or near the Project; provided in each case that such dedication does not materially impair the use or operations of the Project;

                (xiii) Borrowers may license trademarks and tradenames in the ordinary course of business;

                (xiv) Mall Construction Subsidiary may enter into or take by assignment the Mall Management Agreement;

                (xv) Borrowers may make the transfers permitted under subsection 6.3(iii) and (iv);

                (xvi) Venetian and Mall Construction Subsidiary may enter into the Billboard Master Lease;

                (xvii) Borrowers may sell receivables for fair market value in the ordinary course of business; and

                (xviii) incurrence of Liens permitted under Section 6.2.

6.7     Sales and Lease-Backs.

               Borrowers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Borrowers or any of their Subsidiaries has sold or transferred or is to sell or transfer to any other Person or (ii) which Borrowers or any of their Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Borrowers or any of their Subsidiaries to any Person in connection with such lease, except that Borrowers and their Subsidiaries may enter into sale-leaseback transactions in connection with financings permitted under clause (ix) of subsection 6.1 to the extent that the assets subject to such sale-leaseback are acquired contemporaneously with, or within 180 days prior to, such financing and with the proceeds thereof and neither Borrower nor any of its Subsidiaries theretofore held any interest in such assets.

6.8     Sale or Discount of Receivables.

               Borrowers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable other than an assignment for purposes of collection in the ordinary course of business.

6.9     Transactions with Shareholders and Affiliates.

               Borrowers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of any Borrower or with any Affiliate of a Borrower or of any such holder, except, that Borrowers may enter into and permit to exist:

               (i) transactions that are on terms that are not less favorable to that Borrower or Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate if (a) Borrowers have delivered to Lender

        (1) with respect to any such transaction involving aggregate payments in excess of $500,000, an Officers Certificate certifying that such transaction complies with this subsection 6.9, (2) with respect to any transaction involving an amount in excess of $1,000,000, a resolution adopted by a majority of the disinterested non-employee directors of the applicable Borrower or Subsidiary approving such transaction complies with this subsection 6.9, at the time such transaction is entered into, and (b) with respect to any such transaction that involves aggregate payments in excess of $10,000,000 or that is a loan transaction involving a principal amount in excess of $10,000,000, Borrowers have delivered to Lender an opinion as to the fairness to the applicable Borrower or Subsidiary from a financial point of view issued by an Independent Financial Advisor at the time such transaction is entered into,

                (ii) the Services Agreement;

                (iii) purchases of materials or services from a Joint Venture Supplier by Borrowers or any of their Subsidiaries in the ordinary course of business on arm's length terms;

               (iv) any employment, indemnification, noncompetition or confidentiality agreement entered into by Borrowers or any of their Subsidiaries with their employees or directors in the ordinary course of business;

                (v) loans or advances to employees of Borrowers or their Subsidiaries permitted under subsection 6.3(vii);

                (vi) the payment of reasonable fees to directors of Borrowers and their Subsidiaries who are not employees of Borrowers or their Subsidiaries;

                (vii) the grant of stock options or similar rights to employees and directors of Borrowers pursuant to plans approved by the Board of Directors of LVSI and any repurchases of stock or options of Borrowers from such employees to the extent permitted by subsection 6.5;

                (viii) transactions between or among Borrowers and any of their wholly-owned Subsidiaries;

                (ix) the transactions contemplated by the Adelson Completion Guaranty;

                (x) the transactions contemplated by the Cooperation Agreement;


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                (xi) the transactions contemplated by the HVAC Services
        Agreement;

                (xii) the use of the Congress Center by the owner of the Sands Expo and Convention Center; provided that Venetian receives fair market value for the use of such property;

                (xiii) any transactions relating to the guaranty of the Tranche B Take Out Commitment by Adelson, including the Substitute Tranche B Loan;

                (xiv) transactions relating to the commercial subdivision of the Mall;

                (xv) the transfer of the Phase II Land to the Phase II Subsidiary and the transfer of the Mall Collateral to Mall Subsidiary;

                (xvi) any repayment or deemed repayment of the Substitute Tranche B Loan in connection with the transfer of the Mall Collateral to Mall Subsidiary; and

                (xvii) Borrowers may enter into and perform their obligations under a gaming operations lease agreement with Phase II Subsidiary relating to the casino to be in the casino resort owned by the Phase II Subsidiary on terms substantially similar to those of the Casino Lease except that (a) the rent payable under such lease shall be equal to all revenues derived from such casino minus the sum of (1) the operating costs related to such casino (including an allocated portion (based on gaming revenue) of the Borrower's administrative costs related to its gaming operations) and (2) the lesser of $250,000 or 1% of such casino's operating income (or zero (0) if there is an operating loss) (determined in accordance with GAAP), (b) Borrowers may agree that they shall operate the casino in Phase II and the casino in the Project in substantially similar manners and (c) Borrowers may agree to have common gaming and surveillance operations in such casinos (based on equal allocations of revenues and operating costs).

                (xviii) employees of Interface may participate in the Las Vegas Sands Inc. 401(k) Retirement Plan if Interface reimburses Borrowers for a pro rata portion of the administrative expenses of such plan based on the number of employees of each of Interface and LVSI participating in such plan;

                (xix) transactions contemplated by the Interface Lease;


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                (xx) Borrowers may reimburse Yona Aviation Services, Inc., or its successors for its operating and lease costs related to the use of its aircraft by the Borrower's employees (based on the actual allocated costs and time of usage);

                (xxi) transaction contemplated by the Puck JV Letter of Intent; and

                (xxii) transactions contemplated by the Billboard Master Lease.

6.10    Disposal of Subsidiary Stock.

        Borrowers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of Borrowers or any of their Subsidiaries, except (i) to qualify directors if required by applicable law and (ii) to the extent required by any Nevada Gaming Authority in order to preserve a material Gaming License.

6.11    Conduct of Business.

        Borrowers shall not, and shall not permit any of their Subsidiaries to, engage in any business other than (i) in the case of LVSI, the casino gaming, hotel, retail and entertainment mall and resort business (including operating the conference center and meeting facilities) and any activity or business incidental, directly related or similar thereto, or any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto, including any hotel, entertainment, recreation, convention, trade show, meeting, retail sales or other activity or business designated to promote, market, support, develop, construct or enhance the casino gaming, hotel, retail and entertainment mall and resort business operated by Borrower and their Subsidiaries, including, without limitation, participating in the Supplier Joint Ventures and ownership of Mall Manager, Phase II Manager and Venetian, (ii) in the case of Venetian and its Subsidiaries (other than those listed in clauses
(iii) below), (a) development, construction and the operation of the Project,
(b) the casino gaming, hotel, retail and entertainment mall and resort business (including operating a conference center and meeting facilities at the Project and any activity or business incidental, directly related or a similar thereto, or any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto, including any hotel, entertainment, recreation, convention, trade show, meeting, retail sales, or other activity or business designated to promote, market, support, develop, construct or enhance the casino gaming, hotel, retail and entertainment mall and resort business operated at the Project by Borrowers and their Subsidiaries, including, without limitation, participating in the Supplier Joint Venturers, and (c) and ownership of equity interests in Subsidiaries including the Mall Intermediate Holdings and other matters reasonably incidental thereto, (iii) in the case of


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Intermediate Holdings Companies, the ownership of equity interests in Mall
Subsidiary, Mall II Holdings, Phase II Direct Holding Company and Phase II Subsidiary and the delivery of guarantees in favor of Lender and the Mortgage Noteholders and the holders of Subordinated Notes, (iv) in the case of Mall Manager and Phase II Manager of 1% managing member interests in Mall Subsidiary, Mall II Holdings, Phase II Direct Holding Company and Phase II Subsidiary, respectively and (v) in the case of Mall Construction Subsidiary, ownership of the Mall Collateral and other matters reasonably incidental thereto; and (vi) in the case of Mall Direct Holdings and Phase II Direct Holdings ownership of equity interests in Mall Subsidiary and Phase II Subsidiary respectively.

6.12 Certain Restrictions on Changes to Operative Documents, Permits, Project Budget or Project Schedule

        A. Modifications of Certain Operative Documents and Permits; New Material Contracts or Permits. Borrowers shall not, and shall not permit any of their Subsidiaries to, agree to any material amendment to, or waive any of its material rights under, any Permit or Operative Document or enter into new Material Contract or Permits it being understood that any Material Contracts which are covered by clause B. or C. below shall also be subject to the restrictions set forth therein) without in each case obtaining the prior written consent of Lender if in any such case, such amendment or waiver or new Material Contract or Permit could reasonably be expected to have a Material Adverse Effect or otherwise adversely affect Lender in any material respect.

        B. Amendments of Documents Relating to Other Indebtedness. Borrowers shall not, and shall not permit any of their Subsidiaries to, amend or otherwise change the terms of any Financing Agreements (other than the Loan Documents) or permit the termination thereof (other than in accordance with the terms thereof), or enter into any new Financing Agreements or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate or fees on such Other Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto or otherwise change such event of default in a manner less favorable to the Borrower or such Subsidiary than the existing event of default), change the commitment thereunder, change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder, to confer any additional rights on the holders of such Other Indebtedness (or a trustee


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or other representative on their behalf) which would be materially adverse to
Borrowers, such Subsidiary or Lender, provided, that Borrowers may (i) enter into new Approved Equipment Funding Commitments to the extent permitted by the definition of such term and may amend, supplement or terminate an existing Approved Equipment Funding Commitment for the purpose of replacing all or a portion of it with such new Approved Funding Commitment and (ii) modify the terms of any Financing Agreement or agreement relating thereto to the extent expressly permitted by the Intercreditor Agreement.

               C. Certain Other Restrictions on Amendments. Borrowers shall not, and shall not permit any of their Subsidiaries to, agree to any material amendment to, or waive any of its material right under the Cooperation Agreement, without obtaining prior written consent of Lender, which consent shall not be unreasonably withheld or delayed.

6.13    Fiscal Year.

               Neither Borrower shall change its Fiscal Year-end from December
31.

6.14    Zoning and Contract Changes and Compliance.

        Without the prior written approval of Lender, Borrowers shall not, and shall not permit any of their Subsidiaries to, initiate or consent to any zoning downgrade of the Mortgaged Property or seek any material variance under any existing zoning ordinance or use or permit the use of the Mortgaged Property in any manner that could result in such use becoming a non-conforming use (other than a non-conforming use permissible under automatic grandfathering provisions) under any zoning ordinance or any other applicable land use law, rule or regulation. Borrowers shall not, and shall not permit any of their Subsidiaries to, initiate or consent to any change in any laws, requirements of Governmental Authorities or obligations created by private contracts which now or hereafter could reasonably be likely to materially and adversely affect the ownership, occupancy, use or operation of the Mortgaged Property without the prior written consent of Lender.

6.15    No Joint Assessment; Separate Lots.

        Without the prior written approval of Lender, which approval may be granted, withheld, conditioned or delayed in its sole discretion, Borrowers shall not suffer, permit or initiate, and shall not permit any of their Subsidiaries to, suffer, permit or initiate, the joint assessment of the Mortgaged Property (i) with any other real property constituting a separate tax lot and (ii) with any portion of the Mortgaged Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any Taxes which may be levied against any such


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personal property shall be assessed or levied or charged to the Mortgaged
Property as a single lien. The Mortgaged Property is comprised of one or more parcels, each of which, to the knowledge of Borrowers, constitutes a separate tax lot and none of which constitutes a portion of any other tax lot.

6.16    Certain Covenants Applicable to Mall Subsidiary.

        A. Line of Business. Borrowers shall not permit Mall Subsidiary to engage in any business other than (i) acquisition, development, construction, ownership, holding, management, marketing and operation of the Mall, (ii) any activity and business incidental, directly related to or similar thereto, and
(iii) engaging in any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto including any retail, restaurant, entertainment or other activity or business designed to promote, market, support, develop, construct or enhance the retail, restaurant and entertainment business of the Mall (including, owning and operating joint ventures to supply materials or services for the construction or operation of the Mall).

        B. Restrictions on Investment. Borrowers shall not permit Mall Subsidiary to purchase or acquire any Securities, loan, advance, capital contribution or other investment of any kind except (i) advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business, (ii) any such investments in Cash Equivalents and similar liquid Investments permitted under the Financing Agreements to which it is a party; (iii) any investments in Joint Ventures with third parties to develop and operate restaurants in the Mall in an aggregate amount not to exceed $5,000,000 at any time; (iv) other such investments reasonably necessary for the operation, maintenance and improvement of the Mall in an aggregate amount not to exceed $2,500,000 at any time; (v) loans or advances to employees made in the ordinary course of business of the Mall Subsidiary in an aggregate amount not to exceed $500,000 at any time; and (vi) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Mall Subsidiary or in satisfaction of judgments.

        C. Affiliate Transactions. Borrowers shall not permit Mall Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service), with any holder of 5% or more of any class of equity Securities of any Borrower or Mall Subsidiary or with any Affiliate of a Borrower or Mall Subsidiary or any such holder, provided that Mall Subsidiary may enter into or permit to exist (i) transactions that are not less favorable to Mall Subsidiary than those that might be obtained at the time from Persons who are not such a holder of Affiliate if Borrowers have delivered to Lender (a) with respect to any transaction involving an amount in excess of

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$500,000, an Officers Certificate certifying that such transaction complies with this clause (i), (b) with respect to any transaction involving an amount in excess of $1,000,000, a resolution adopted by a majority of the disinterested non-employee directors of Borrowers approving such transaction and an Officers Certificate certifying that such transaction complies with this clause (i) and
(c) with respect to any such transaction that involves aggregate payments in excess of $10,000,000 or that is a loan transaction involving a principal amount in excess of $10,000,000, an opinion as to the fairness to Mall Subsidiary from a financial point of view issued by an Independent Financial Advisor at the time such transaction is entered into, (ii) transactions contemplated by the Sale and Contribution Agreement, the Mall Lease, the Tranche A Take Out Commitment, the Tranche B Take Out Commitment, the Substitute Tranche B Loan, the HVAC Services Agreement, the Services Agreement, the Billboard Master Lease and the
Cooperation Agreement, (v) any guarantees by Adelson of Indebtedness of Mall Subsidiary, (vi) purchases of materials or services from a Joint Venture
Supplier by the Mall Subsidiary in the ordinary course of business on arm's length terms; (vii) any employment, indemnification, noncompetition or confidentiality agreement entered into by Mall Subsidiary with its employees or directors in the ordinary course of business, (viii) loans or advances to employees of Mall Subsidiary, but in any event not to exceed $500,000 in the aggregate outstanding at any one time and (ix) the payment of reasonable fees to directors of Mall Subsidiary or its managing member who are not employees of Mall Subsidiary.

        D. Restricted Junior Payments. Borrowers shall not permit Mall Subsidiary to make any Restricted Junior Payments described in clauses (i) through (iii) inclusive of the definition of Restricted Junior Payments unless such Restricted Junior Payments are made pro rata on all equity interests of Mall Subsidiary (so that Borrowers receive a portion of such Restricted Junior Payment equal to the direct or indirect ownership interest of Borrowers in Mall Subsidiary).

        6.17 Compliance with Take Out Agreements. Borrowers shall not take any action which would cause a default beyond any applicable notice or grace period under, terminate or prevent (as of the required time) the satisfaction of a condition to the obligations of the Permanent Mall Lender or Adelson, under the Tranche A Take Out Commitment or the Tranche B Take Out Commitment as the case may be. Without limiting the generality of the foregoing, Borrowers shall comply with the terms of the Tranche A Take Out Commitment with respect to entering into any "COREA" "OEA" or "Permitted Leases" (as such terms are defined in the Tranche A Take Out Commitment) required thereunder.

        6.18 Limitation on Phase II Construction. Borrowers shall not, and shall not permit any of their Subsidiaries, at any time prior to receipt by Borrowers or any such Subsidiary of a temporary certificate of occupancy from Clark County, Nevada with respect to the Project (as


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currently defined) (a) to construct, develop or improve the Phase II Land or any building on the Phase II Land (including any excavation or site work and including the proposed Phase II parking garage), (b) enter into any contract or agreement for such construction, development or improvement, or for any materials, supplies or labor necessary in connection with such construction development or improvement (other than a contract of agreement that is conditional upon satisfaction of the above condition), or (c) incur any Indebtedness the proceeds of which are expected to be used for the construction, development or improvement of the Phase II Land or any building on the Phase II Land, except (i) any construction, development or improvement on the Phase II Land or any temporary building on the Phase II Land in connection with the Project in accordance with the Plans and Specifications and included in the Project Budget; and (ii) any design, architectural, engineering or development work not involving actual construction on the Phase II Land.

Section 7.     EVENTS OF DEFAULT

        If any of the following conditions or events set forth in subsections 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.11, 7.12 or 7.15 below or any
Disbursement Agreement Event of Default shall occur prior to the Mall Release Date or if any of the conditions or events set forth in subsections 7.1 through
7.19 inclusive below shall occur on or after the Mall Release Date (any such conditions or events, before or after the Mall Release Date, collectively, "Events of Default").

7.1     Failure to Make Payments When Due.

               Failure by Borrowers to pay any installment of principal on any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or failure by Borrowers to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or

7.2     Default under Other Indebtedness or Contingent Obligations.

               (i) Failure of any Borrower or any of its Subsidiaries, to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 7.1) or Contingent Obligations in an individual principal amount of $2,500,000 or more or with an aggregate principal amount of $5,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by any Borrower or any of its Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the individual or


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aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

7.3     Breach of Certain Covenants.

               Failure of Loan Parties to perform or comply with any term or condition contained in subsection 2.5 or 5.2 or Section 6 (to the extent applicable at such time) of this Agreement provided that the failure to perform or comply with any such provision incorporated by reference from the Disbursement Agreement shall constitute an Event of Default hereunder only to the extent such failure to perform or comply constitutes a Disbursement Agreement Event of Default; or

7.4     Breach of Warranty.

               Any representation, warranty, certification or other statement made by Borrowers or any of their Subsidiaries in any Loan Document or in any statement or certificate at any time given by Borrowers or any of their Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made provided that the failure to perform or comply with any such provision incorporated by reference from the Disbursement Agreement shall constitute an Event of Default hereunder only to the extent such failure to perform or to comply constitutes a Disbursement Agreement Event of Default; or

7.5     Other Defaults Under Loan Documents.

               Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 7, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an officer of Borrowers or such Loan Party becoming aware of such default or (ii) receipt by Borrowers and such Loan Party of notice from Lender of such default provided that the failure to perform or comply with any such provision incorporated by reference from the Disbursement Agreement shall constitute an Event of Default hereunder only to the extent such failure to perform or comply constitutes a Disbursement Agreement Event of Default; or


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7.6     Involuntary Bankruptcy; Appointment of Receiver, etc.

               (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of a Borrower or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against a Borrower or any of its Subsidiaries, under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over a Borrower or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of a Borrower or any of its Subsidiaries, for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of a Borrower or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

7.7     Voluntary Bankruptcy; Appointment of Receiver, etc.

               (i) A Borrower or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or a Borrower or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) a Borrower or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due and in each case a period of 30 days shall have elapsed; or the Board of Directors of a Borrower or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

7.8     Judgments and Attachments.

               Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $2,500,000 or (ii) in the aggregate at any time an amount in excess of $5,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be


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entered or filed against a Borrower or any of its Subsidiaries or any of their respective assets and shall remain unpaid, undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

7.9     Dissolution.

               Any order, judgment or decree shall be entered against a Borrower or any of its Subsidiaries decreeing the dissolution or split up of such Person and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

7.10    Employee Benefit Plans.

               There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of a Borrower, or any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $2,500,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $5,000,000; or

7.11    Change in Control.

               As a result of any sale, pledge or other transfer, either (a) Adelson and the Related Parties shall cease to beneficially own and control directly or indirectly at least 70% of the issued and outstanding shares of capital stock of LVSI, entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of LVSI; (b) Adelson or any Related Party (as applicable but excluding any of the Persons specified in clause (ii) of the definition of Related Parties) shall not have invested the proceeds of any sale or transfer of shares of LVSI by Adelson or any Related Party (as applicable) in the business of Borrowers or (c) LVSI shall cease to own 100% of the equity Securities of Venetian other than any preferred equity of Venetian owned by Interface or another Affiliate of Adelson or (d) Borrowers shall cease to own 100% of the equity securities of each of their Subsidiaries, Mall Manager and Phase II Manager, (e) the Intermediate Holding Companies shall cease to own 100% of Mall Direct Holdings and Phase II Direct Holding Company, (f) Mall Direct Holdings shall cease to own not less than 80% of the equity securities in Mall Subsidiary or (g) Phase II Direct Holding Company shall cease to own at least 51% of the equity securities in Phase II Subsidiary or (h) the sole managing member of Mall Direct Holdings, Phase II Direct Holding Company, Intermediate Holding Companies, Mall Subsidiary and Phase II Subsidiary shall cease to be LVSI, Venetian or


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a wholly owned Subsidiary of LVSI or Venetian or (i) any "Change of Control" (as
defined in either of the Indentures) shall occur; or

7.12    Failure of Guaranty; Repudiation of Obligations.

               At any time after the execution and delivery thereof, (i) Adelson Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force or effect (other than in accordance with its terms), or shall be declared null and void by a Governmental instrumentality of competent jurisdiction, (ii) any Collateral Document shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void by a Governmental Instrumentality of competent jurisdiction, or Lender shall not have or shall cease to have a valid and perfected First Priority Lien in any Collateral purported to be covered thereby, in each case for any reason other than the failure of Lender to take any action within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability prior to the indefeasible payment in full of all Obligations and the termination of all Commitments, including with respect to future advances by Lender, under any Loan Document to which it is a party, or (iv) the subordination provisions in the Subordinated Notes, the Employee Repurchase Notes, any Completion Guaranty Note or any Substitute Tranche B Note or in any other instrument required under any provision of this Agreement to be subordinated to the Obligations shall cease to be enforceable against the holder thereof; or

7.13 Default Under or Termination of Operative Documents or FF&E Facility Agreement.

               Any of the Operative Documents shall terminate or be terminated or canceled, prior to its stated expiration date or either Borrower shall be in default (after the giving of any applicable notice and the expiration of any applicable grace period) or any Affiliate of Borrowers shall be in default (after the giving of any applicable notice and the expiration of any applicable grace period) under any of the Operative Documents; provided that a default or termination under any Project Document shall constitute an Event of Default hereunder only if such default or termination may reasonably be expected to cause a Material Adverse Effect;

7.14    Default Under or Termination of Permits.

               A Borrower or any of its Subsidiaries shall fail to observe, satisfy or perform, or there shall be a violation or breach of, any of the material terms, provisions, agreements,

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covenants or conditions attaching to or under the issuance to such Person of any material Permit, including the gaming license held by LVSI or any such Permit or any material provision thereof shall be terminated or fail to be in full force and effect or any Governmental Instrumentality shall challenge or seek to revoke any such Permit if such failure to perform, breach or termination could reasonably be expected to have a Material Adverse Effect; or

7.15    Default Under or Termination of Cooperation Agreement.

               Any default by Interface shall occur under Article III, Section 3 of the Cooperation Agreement beyond any applicable notice or cure periods; or

7.16    Bankruptcy or Dissolution of Mall Subsidiary.

               Any event or circumstance described under subsections 7.6 or 7.7 hereof shall occur with respect to Mall Subsidiary, Mall Manager or Mall Direct Holdings which would constitute an Event of Default if Mall Subsidiary, Mall Manager or Mall Direct Holdings were a Subsidiary of Borrowers for purposes of those subsections; or

7.17    Acceleration of Obligations of Mall Subsidiary.

               Mall Subsidiary shall be in breach or default with respect to any term of one or more items of Indebtedness or Contingent Obligation(s) in an individual principal amount of $2,500,000 or more or an aggregate principal amount of $5,000,000 or more, if as result thereof the holders of such Indebtedness or Contingent Obligations) (or an agent or trustee acting on their behalf) have caused that Indebtedness or Contingent Obligation(s) to become due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

7.18    Certain Investments in Mall Subsidiary or Phase II Subsidiary.

               Adelson or any of his Affiliates (other than Borrowers and their wholly owned Subsidiaries) shall acquire or hold any Investment in Mall Subsidiary or Phase II Subsidiary or any Person which either Mall Subsidiary or Phase II Subsidiary controls or holds an Investment other than (a) in the case of Mall Subsidiary, through transactions expressly permitted under subsection
6.16 and (b) in the case of Phase II Subsidiary, investments arising through loans, completion guaranties or other guaranties substantially similar to those provided in connection with the development of the Project and permitted under clause (a) of this subsection 7.18.


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7.19    Default Under or Termination of Take Out Commitments.

               Any of the Tranche A Take Out Commitment or Tranche B Take Out Commitment shall terminate or be terminated or canceled, prior to its stated expiration date or any Borrower shall be in default (after the giving of any applicable notice and the expiration of any applicable grace period) or any Affiliate of Borrowers shall be in default (after the giving of any applicable notice and the expiration of any applicable grace period) under any of such agreements or, if the Tranche A Take Out Commitment or the Tranche B Take Out Commitment shall not have funded on or before the Mall Release Date.

THEN (i) upon the occurrence of any Event of Default described in subsection 7.6 or 7.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, and (b) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrowers, and the obligation of Lender to make any Loan shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Lender may, by written notice to Borrowers, declare all or any portion of the amounts described above to be, and the same shall forthwith become, immediately due and payable, and the obligation of Lender to make any Loan hereunder shall thereupon terminate. Upon the occurrence of any Event of Default, Lender shall have the right to remove the existing manager of the Mall and/or the leasing broker of the Mall and to appoint new managers and/or leasing brokers and shall have the further right to terminate, modify or amend any contracts pursuant to which management or leasing broker services are provided to the Mall.

Section 8.     MISCELLANEOUS

8.1     Assignments and Participations in Loans.

        A. General. Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or (ii) sell participations to any Eligible Assignee or any other Person with the approval of Borrowers in, all or any part of its Commitment or any Loan or Loans made by it or participations therein or any other interest herein or in any other Obligations owed to it; provided that no such sale, assignment, transfer or participation shall, without the consent of Borrowers, require Borrowers to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state. Except as otherwise provided in this subsection 8.1, Lender shall not, as between Borrowers and Lender, be relieved of any of its obligations hereunder as a result


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of any sale, assignment or transfer of, or any granting of
participations in, all or any part of its Commitments or the Loans, or the other Obligations owed to Lender.

        B.     Assignments.

               (i) Amounts and Terms of Assignments. Each Commitment, Loan, or participation therein, or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate of Lender, with the giving of notice to Borrowers or (b) be assigned in an aggregate amount of not less than $5,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans, and participations therein, and other Obligations of the assigning Lender) to any other Eligible Assignee with the consent of Borrowers (which consent shall not be unreasonably withheld or delayed). To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans or participations therein, or other Obligations or the portion thereof so assigned. The assignor or assignee to each such assignment shall execute and deliver an Assignment Agreement, and, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which by their terms survive the termination of this Agreement) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto. The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Lender for cancellation, and thereupon new Notes shall be issued to the assignee and to the assigning Lender, substantially in the form of Exhibit M-1 and/or Exhibit M-2, as the case may be, hereto, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans, as the case may be, of the assignee and the assigning Lender.

        C. Participations. The holder of any participation, other than an Affiliate of Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity


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


date of any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation, and all amounts payable by Borrowers hereunder (including amounts payable to such Lender pursuant to subsections 2.6 and 2.7) shall be determined as if such Lender had not sold such participation. Borrowers and each Lender hereby acknowledge and agree that, solely for purposes of subsections 8.5 and 8.6, (a) any participation will give rise to a direct obligation of Borrowers to the participant and (b) the participant shall be considered to be a "Lender".

        D. Information. Lender may furnish any information concerning Borrowers and their Subsidiaries in the possession of Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 8.19.

        E. Representations of Lenders. Lender hereby represents and warrants (i) that it is an Eligible Assignee described in clause (A) of the definition thereof; (ii) that it has experience and expertise in the making of loans such as the Loans; and (iii) that it will make its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 8.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the representations and warranties of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

8.2     Performance of Borrowers' Obligations.

               Borrowers agree that Lender may, but shall have no obligation to,
(i) make any other payment or perform any act required of Borrowers under any Financing Agreement or (ii) take any other action which Lender in its discretion deems necessary or desirable to protect or preserve the Collateral. Borrowers agree to pay Lender, upon demand, the principal amount of all funds advanced by Lender under this subsection 8.2, together with interest thereon at the rate from time to time applicable to Loans from the date of such advance until the outstanding principal balance thereof is paid in full; provided, however, that Lender shall not make a demand for payment of such advance made in connection with the Tranche A Take Out Commitment until after the Completion Date.

8.3     Expenses.

               Whether or not the transactions contemplated hereby shall be consummated, Borrowers agree to pay promptly (i) all the actual and reasonable costs and expenses as well as

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travel costs and expenses incurred by Lender and its agents in investigating and negotiating the transaction, of preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for Borrowers (including any opinions requested by Lender as to any legal matters arising hereunder) and of Borrowers' performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Lender in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Borrowers; (iv) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Lender on behalf of Lenders pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to Lender and of counsel providing any opinions that Lender may request in respect of the Collateral Documents or the Liens created pursuant thereto; (v) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by Lender or its counsel) of obtaining and reviewing any appraisals provided for under any Loan Documents or the Disbursement Agreement, any environmental audits or reports provided for under subsection 5.7B or under the Disbursement Agreement; and (vi) the custody or preservation of any of the Collateral; (vii) all other actual and reasonable costs and expenses incurred by Lender in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (viii) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Lender and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Intermediate Holding Company Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

8.4     Indemnity.

               In addition to the payment of expenses pursuant to subsection 8.3, whether or not the transactions contemplated hereby shall be consummated, Borrowers agree to defend (subject to Borrowers' selection of counsel with the consent of the Indemnitee, which shall not be


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


unreasonably withheld), indemnify, pay and hold harmless Lender, and the officers, directors, employees, agents and affiliates of Lender (collectively called the "Indemnitees"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that Borrowers shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

               As used herein, "Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the Project Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the use or intended use of any thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Intermediate Holding Company Guaranty), (ii) the statements contained in the commitment letter delivered by any Lender to Borrowers with respect thereto, or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Borrowers or any of their Subsidiaries.

               To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 8.4 may be unenforceable in whole or in part because they are violative of any law or public policy, Borrowers shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.



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

8.5     Set-Off.

               In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default Lender is hereby authorized by Borrowers at any time or from time to time, without notice to Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all Indebtedness at any time held or owing by Lender to or for the credit or the account of Borrowers against and on account of the obligations and liabilities of Borrowers to Lender under this Agreement and participations therein and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement and participations therein or any other Loan Document, irrespective of whether or not (i) Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 7 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

8.6     Amendments and Waivers.

               This Agreement and the Notes and other Loan Documents may not be modified, altered or amended, except by an agreement in writing signed by Borrowers and Lender. No delay or omission of Lender to exercise any right or remedy granted under this Agreement or the Notes or other Loan Documents shall impair such right or remedy or be construed to be a waiver of any Default or the acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude other or further exercise thereof or the exercise of any other right or remedy.

8.7     Certain Matters Affecting Lenders.

               (a) If (i) the Nevada Gaming Commission shall determine that Lender does not meet suitability standards prescribed under the Nevada Gaming Regulations or (ii) any other gaming authority with jurisdiction over the gaming business of Borrowers shall determine that Lender does not meet its suitability standards (in any such case, a "Former Lender"), the Former Lender shall have the right (but not the duty) to designate any other Eligible Assignee. The Substitute Lender shall assume the rights and obligations of the Former Lender under this Agreement. Borrowers shall bear the costs and expenses of any Lender required by the Nevada Gaming Commission, or any other gaming authority with jurisdiction over the gaming business of Borrowers, to file an application for a finding of suitability in connection with the investigation of an application by Borrowers for a license to operate a gaming establishment, in connection with such application for a finding of suitability.

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

               (b) Notwithstanding the provisions of subsection (a) of this subsection 8.7, if Lender becomes a Former Lender, and if the Former Lender fails to find an Eligible Assignee pursuant to subsection (a) of this subsection
8.7 within any time period specified by the appropriate gaming authority for the withdrawal of a Former Lender (the "Withdrawal Period"), Borrowers shall immediately prepay in full the outstanding principal amount of Loans made by such Former Lender, together with accrued interest thereon to the earlier of (x) the date of payment or (y) the last day of any Withdrawal Period.

8.8     Independence of Covenants.

               All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

8.9     Notices.

               Unless otherwise specifically provided herein, any notice or other communica tion herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Lender shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or such other address as shall be designated by such Person in a written notice delivered to the other parties hereto.

8.10    Survival of Representations, Warranties and Agreements.

               A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

               B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrowers set forth in subsections 2.6, 2.7, 8.2, 8.3, 8.4, 8.5 and 8.19 shall survive the payment of the Loans and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.



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8.11    Failure or Indulgence Not Waiver; Remedies Cumulative.

               No failure or delay on the part of Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

8.12    Marshalling; Payments Set Aside.

               Lender shall not be under any obligation to marshal any assets in favor of Borrowers or any other party or against or in payment of any or all of the Obligations. To the extent that Borrowers make a payment or payments to Lender, or Lender enforces any security interests or exercise its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudu lent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

8.13    Severability.

               In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

8.14    Headings.

               Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

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

8.15    Applicable Law.

               THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

8.16    Successors and Assigns.

               This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lender. Neither Borrowers' rights or obligations hereunder nor any interest therein may be assigned or delegated by Borrowers without the prior written consent of Lender.

8.17    Consent to Jurisdiction and Service of Process.

               ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWERS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COUNTY OF COOK, STATE OF ILLINOIS OR NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, BORROWERS, FOR THEMSELVES AND IN CONNECTION WITH THEIR PROPERTIES, IRREVOCABLY

               (I)    ACCEPT GENERALLY AND UNCONDITIONALLY THE
        NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

               (II)   WAIVE ANY DEFENSE OF FORUM NON CONVENIENS;

               (III) AGREE THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO BORROWERS AT THEIR ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 8.9;

               (IV) AGREE THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER BORROWERS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;


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

                (V) AGREE THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST BORROWERS IN THE COURTS OF ANY OTHER JURISDICTION; AND

               (VI) AGREE THAT THE PROVISIONS OF THIS SUBSECTION 8.19 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER LAW.

8.18    Waiver of Jury Trial.

               EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 8.18 AND EXECUT ED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICA TIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

8.19    Confidentiality.

               Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with Lender's customary procedures for handling


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confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Borrowers that in any event Lender may make disclosures to Affiliates of Lender or disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by Lender of any Loans or any participations therein (provided that such assignee, transferee or participant agree to also be bound by this subsection 8.19), or disclosures required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, Lender shall notify Borrowers of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that in no event shall Lender be obligated or required to return any materials furnished by Borrowers or any of their Subsidiaries.

8.20    Counterparts; Effectiveness.

               This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrowers and Lender of written or telephonic notification of such execution and authorization of delivery thereof.

8.21    Gaming Authorities.

               Lender agrees to cooperate with the Nevada Gaming Authorities in connection with the administration of their regulatory jurisdiction over Borrowers and their Subsidiaries, including, without limitation, the provision of such documents or other information as may be requested by any such Nevada Gaming Authority relating to Lender, or Borrowers or any of their Subsidiaries, or to the Loan Documents. Notwithstanding any other provision of the Agreement, Borrowers expressly authorize Lender to cooperate with the Nevada Gaming Authorities as described above.

                  [Remainder of page intentionally left blank]


                                      122
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               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

               BORROWERS:

                             LAS VEGAS SANDS, INC.

                             By:     /s/ William P. Weidner
                                     ------------------------------------
                                     Name:  William P. Weidner
                                     Title: President

                             Notice Address:

                                     3355 Las Vegas Sands, Inc.
                                     Room 1A
                                     Las Vegas, Nevada 89109
                                     Attention: General Counsel
                                     Telefax: (702) 733-5499

                             VENETIAN CASINO RESORT, LLC

                             By:     Las Vegas Sands, Inc., as managing member

                                     By:  /s/ William P. Weidner
                                          -------------------------------
                                          Name:  William P. Weidner
                                          Title: President

                             Notice Address:

                                     3355 Las Vegas Sands, Inc.
                                     Room 1C
                                     Las Vegas, Nevada 89109
                                     Attention: General Counsel
                                     Telefax: (702) 733-5499

                      GRAND CANAL SHOPS MALL CONSTRUCTION,
                      LLC

                      By:     Venetian Casino Resort, LLC, as sole member

                              By:    Las Vegas Sands, Inc.,
                                     as managing member



                              By:    /s/ William P. Weidner
                                     -----------------------------
                                     Name:  William P. Weidner
                                     Title: President

                      Notice Address:

                              3355 Las Vegas Sands, Inc.
                              Room 1G
                              Las Vegas, Nevada 89109
                              Attention: General Counsel
                              Telefax: (702) 733-5499

                                    LENDER:

                                    GMAC COMMERCIAL MORTGAGE
                                    CORPORATION

                                    By: /s/ Vacys Garbonkus
                                        ----------------------------------------
                                        Authorized signatory

                                    Notice Address:

                                        100 South Wacker Drive
                                        Suite 400
                                        Chicago, Illinois 60606
                                        Attention: Vacys Garbonkus
                                        Telefax: (312) 847-8623

================================================================================


                                CREDIT AGREEMENT

                          DATED AS OF NOVEMBER 14, 1997

                                      AMONG

                             LAS VEGAS SANDS, INC.,

                         VENETIAN CASINO RESORT, LLC and

                    GRAND CANAL SHOPS MALL CONSTRUCTION, LLC

                                  as Borrowers,

                                       and

                      GMAC COMMERCIAL MORTGAGE CORPORATION,

                                    as Lender


================================================================================

                             LAS VEGAS SANDS, INC.,
                         VENETIAN CASINO RESORT, LLC and
                    GRAND CANAL SHOPS MALL CONSTRUCTION, LLC

                                CREDIT AGREEMENT

                                TABLE OF CONTENTS

                                                                                            Page
Section 1.    DEFINITIONS......................................................................2
       1.1    Certain Defined Terms............................................................2
       1.2    Accounting Terms; Utilization of GAAP for Purposes of Calculations
              Under Agreement.................................................................41
       1.3    Other Definitional Provisions and Rules of Construction.........................42

Section 2.    AMOUNTS AND TERMS OF COMMITMENTS AND LOANS......................................43
       2.1    Commitments; Making of Loans; Notes; Maturity...................................43
       2.2    Interest on the Loans...........................................................45
       2.3    Fees............................................................................46
       2.4    Prepayments; General Provisions Regarding Payments; Application of
              Proceeds of Collateral and Payments Under Intermediate Holding
              Company Guaranty................................................................47
       2.5    Use of Proceeds.................................................................50
       2.6    Breakage Fees...................................................................50
       2.7    Increased Costs; Taxes; Capital Adequacy........................................51
       2.8    Obligation of Lender to Mitigate................................................55
       2.9    Obligations Joint and Several...................................................56

Section 3.    CONDITIONS TO LOANS.............................................................57
       3.1    Conditions to Initial Loans.....................................................57
       3.2    Conditions to Subsequent Advances...............................................61

Section 4.    BORROWERS' REPRESENTATIONS AND WARRANTIES.......................................61

       4.1    Organization, Powers, Qualification, Good Standing, Business and
              Subsidiaries....................................................................61
       4.2    Authorization of Borrowing, etc.................................................63
       4.3    Financial Condition.............................................................64
       4.4    No Material Adverse Change; No Restricted Junior Payments.......................65
       4.5    Title to Properties; Liens; Real Property.......................................65
       4.6    Litigation; Adverse Facts.......................................................66
       4.7    Payment of Taxes................................................................66

                                               i




                                                                                            Page

       4.8    Performance of Agreements; Materially Adverse Agreements; Material
              Contracts.......................................................................66
       4.9    Governmental Regulation.........................................................67
       4.10   Securities Activities...........................................................67
       4.11   Employee Benefit Plans..........................................................67
       4.12   Certain Fees....................................................................68
       4.13   Environmental Protection........................................................68
       4.14   Employee Matters................................................................69
       4.15   Solvency........................................................................69
       4.16   Matters Relating to Collateral..................................................69

Section 5.    BORROWERS' AFFIRMATIVE COVENANTS................................................70
       5.1    Financial Statements and Other Reports..........................................70
       5.2    Corporate Existence, etc........................................................79
       5.3    Payment of Taxes and Claims; Tax Consolidation..................................79
       5.4    Maintenance of Properties; Insurance; Application of Net Loss Proceeds..........79
       5.5    Inspection; Lender Meeting......................................................81
       5.6    Compliance with Laws, etc.; Permits.............................................81
       5.7    Environmental Review and Investigation, Disclosure, Etc.; Borrowers'
              Actions Regarding Hazardous Materials Activities, Environmental Claims
              and Violations of Environmental Laws............................................81
       5.8    Compliance with Material Contracts..............................................84
       5.9    Certain Post Closing Obligations................................................84
       5.10   Payment of Liens................................................................85
       5.11   Rights of First Offer...........................................................86
       5.12   Further Assurances..............................................................86
       5.13   Maintenance of Take Out Agreements and Lease Terms..............................89

Section 6.    BORROWERS' NEGATIVE COVENANTS...................................................89
       6.1    Indebtedness....................................................................89
       6.2    Liens and Related Matters.......................................................91
       6.3    Investments; Joint Ventures; Formation of Subsidiaries..........................93
       6.4    Contingent Obligations..........................................................95
       6.5    Restricted Junior Payments......................................................96
       6.6    Restriction on Fundamental Changes; Asset Sales and Acquisitions................98
       6.7    Sales and Lease-Backs..........................................................101
       6.8    Sale or Discount of Receivables................................................101
       6.9    Transactions with Shareholders and Affiliates..................................102
       6.10   Disposal of Subsidiary Stock...................................................104
       6.11   Conduct of Business............................................................104
       6.12   Certain Restrictions on Changes to Operative Documents, Permits, Project
              Budget or Project Schedule.....................................................105

                                               ii



                                                                                            Page

       6.13   Fiscal Year....................................................................106
       6.14   Zoning and Contract Changes and Compliance.....................................106
       6.15   No Joint Assessment; Separate Lots.............................................107
       6.16   Certain Covenants Applicable to Mall Subsidiary................................107
       6.17   Compliance with Take Out Agreements............................................109
       6.18   Limitation on Phase II Construction............................................109

Section 7.    EVENTS OF DEFAULT..............................................................109
       7.1    Failure to Make Payments When Due..............................................110
       7.2    Default under Other Indebtedness or Contingent Obligations.....................110
       7.3    Breach of Certain Covenants....................................................110
       7.4    Breach of Warranty.............................................................111
       7.5    Other Defaults Under Loan Documents............................................111
       7.6    Involuntary Bankruptcy; Appointment of Receiver, etc...........................111
       7.7    Voluntary Bankruptcy; Appointment of Receiver, etc.............................112
       7.8    Judgments and Attachments......................................................112
       7.9    Dissolution....................................................................112
       7.10   Employee Benefit Plans.........................................................113
       7.11   Change in Control..............................................................113
       7.12   Failure of Guaranty; Repudiation of Obligations................................113
       7.13   Default Under or Termination of Operative Documents or FF&E Facility
              Agreement......................................................................114
       7.14   Default Under or Termination of Permits........................................114
       7.15   Default Under or Termination of Cooperation Agreement..........................115
       7.16   Bankruptcy or Dissolution of Mall Subsidiary...................................115
       7.17   Acceleration of Obligations of Mall Subsidiary.................................115
       7.18   Certain Investments in Mall Subsidiary or Phase II Subsidiary..................115
       7.19   Default Under or Termination of Take Out Commitments...........................115

Section 8.    MISCELLANEOUS..................................................................116
       8.1    Assignments and Participations in Loans........................................116
       8.2    Performance of Borrowers' Obligations..........................................118
       8.3    Expenses.......................................................................118
       8.4    Indemnity......................................................................120
       8.5    Set-Off........................................................................121
       8.6    Amendments and Waivers.........................................................121
       8.7    Certain Matters Affecting Lenders..............................................121
       8.8    Independence of Covenants......................................................122
       8.9    Notices........................................................................122
       8.10   Survival of Representations, Warranties and Agreements.........................123
       8.11   Failure or Indulgence Not Waiver; Remedies Cumulative..........................123
       8.12   Marshalling; Payments Set Aside................................................123



                                              iii




                                                                                            Page
       8.13   Severability...................................................................123
       8.14   Headings.......................................................................124
       8.15   Applicable Law.................................................................124
       8.16   Successors and Assigns.........................................................124
       8.17   Consent to Jurisdiction and Service of Process.................................124
       8.18   Waiver of Jury Trial...........................................................125
       8.19   Confidentiality................................................................126
       8.20   Counterparts; Effectiveness....................................................126
       8.21   Gaming Authorities.............................................................127

           Signature pages ..............................................................    S-1

                                            EXHIBITS

Exhibit A         FORM OF ADELSON GUARANTY
Exhibit B         FORM OF ADELSON INTERCREDITOR AGREEMENT
Exhibit C         FORM OF ASSIGNMENT AGREEMENT
Exhibit D         FORM OF BORROWERS SECURITY AGREEMENT
Exhibit E         FORM OF COLLATERAL ACCOUNT AGREEMENT
Exhibit F         FORM OF COMPLETION GUARANTY NOTE
Exhibit G         FORM OF DEED OF TRUST
Exhibit H         FORM OF DISBURSEMENT AGREEMENT
Exhibit I         FORM OF INTERCREDITOR AGREEMENT
Exhibit J         FORM OF LEASEHOLD DEED OF TRUST
Exhibit K         FORM OF MALL CONSTRUCTION SUBSIDIARY SECURITY
                  AGREEMENT
Exhibit L         FORM OF INTERMEDIATE HOLDING GUARANTY
Exhibit M-1       FORM OF TRANCHE A NOTE
Exhibit M-2       FORM OF TRANCHE B NOTE
Exhibit N         FORM OF SUBSTITUTE TRANCHE B NOTE
Exhibit O         FORM OF THIRD-PARTY ACCOUNT AGREEMENT
Exhibit P         FORM OF MORTGAGE POLICY
Exhibit Q         FORM OF ENVIRONMENTAL INDEMNITY AGREEMENT
Exhibit R         FORM OF FINANCIAL CONDITION CERTIFICATE
Exhibit S         FORM OF OPINION OF PAUL, WEISS, RIFKIND, WHARTON &
                  GARRISON
Exhibit T         FORM OF OPINION OF LIONEL SAWYER & COLLINS

                                    SCHEDULES

4.1A              ORGANIZATION AND POWERS
4.1C              OWNERSHIP OF BORROWERS
4.1D              SUBSIDIARIES OF BORROWERS
4.1E              OPTIONS, WARRANTS AND OTHER RIGHTS TO ACQUIRE EQUITY
4.4               TRANSACTIONS SINCE JUNE 30, 1997; RESTRICTED JUNIOR
                  PAYMENTS
4.5               REAL PROPERTY
4.6               LITIGATION
4.8               MATERIAL CONTRACTS
4.11              CERTAIN EMPLOYEE BENEFIT PLANS
4.12              BROKER'S OR FINDER'S FEES OR COMMISSIONS
4.13              ENVIRONMENTAL MATTERS
4.16B             PERMITS
5.1               NEW SUBSIDIARIES
6.2               CERTAIN EXISTING LIENS
6.3               CERTAIN EXISTING INVESTMENTS